EXHIBIT 10.2

                       AMENDED, RESTATED AND CONSOLIDATED
                          LOAN AND SECURITY AGREEMENT


     THIS AMENDED, RESTATED AND CONSOLIDATED LOAN AND SECURITY AGREEMENT
(this "Agreement") is made as of November 29, 2004 among Radnet Management, Inc., a California corporation ("RMI"), Diagnostic Imaging Services, Inc., a Delaware corporation ("DIS"), RadNet Sub, Inc., a California corporation ("Radnet Sub"), and Radnet Managed Imaging Services, Inc., a California corporation ("Radnet Imaging") (RMI, DIS, Radnet Sub and Radnet Imaging are collectively referred to herein as "Debtors" and individually as a "Debtor"), the lenders that are now or hereafter at any time parties hereto and listed in
Schedule 2 attached hereto (or any amendment or supplement thereto) (each a "Lender" and, collectively, the "Lenders") and Post Advisory Group, LLC ("Post Advisory"), as collateral agent for the Lenders (together with its successors and assigns, the "Collateral Agent"). Capitalized terms used and not defined elsewhere in this Agreement are defined in Section 1 hereof.

                                R E C I T A L S

     A. Radnet Sub and Radnet Imaging are jointly and severally obligated to DVI Business Credit Receivable Corp. III corporation ("REC III"), as successor to DVI Business Credit Corp., as debtor and debtor in possession ("DVIBC"), in the amounts set forth on Schedule 1 hereto (as of the date hereof) as evidenced by those loan agreements, loan and security agreements, schedules and promissory notes set forth on Schedule 1 hereto, including that certain Forbearance and Amendment Agreement dated as of September 27, 2004 (the "Forbearance/Amendment Agreement") among Debtors, Primedex Health Systems, Inc., a New York corporation ("Parent"), REC III and U.S. Bank National Association, as trustee for certain noteholders of REC III (the "REC III Trustee") and the Security Documents (collectively, as any of the foregoing may have been amended, modified, supplemented, extended or restated from time to time, the "Prior Financing Documents"). The collateral securing the Radnet Loans includes the Receivables which are to be deposited into a lockbox account (the "Lockbox Account") at Wachovia Bank or another bank (the "Lockbox Bank") and applied to repay the Loans evidenced by the Prior Financing Documents (the "REC III Loans") as further provided in a lockbox agreement or other agreements (the "Lockbox Agreement").

     B. The Debtors anticipate that each of the Debtors, Parent, REC III and the REC III Trustee will enter into a First Amendment to the Forbearance/Amendment Agreement in the form annexed as Exhibit G hereto or as otherwise agreed to by Required Lenders in their sole discretion (as amended, modified or supplemented prior to the date hereof, the "Settlement Agreement") which contemplates, among other things, that REC III and the REC III Trustee will accept a payment of not more than $2,900,000 (the "Settlement Amount") in settlement in full of all obligations, liabilities and claims of every nature owing under the Prior Financing Documents (such obligations, liabilities and claims, the "REC III Obligations") free of all liens, claims and interests upon the satisfaction of the conditions set forth in the Settlement Agreement (such transaction, the "REC III Loan Settlement"). As DVIBC and certain of its affiliates are subject to bankruptcy proceedings and it is required that the bankruptcy court for such proceedings (the "DVI Bankruptcy Court") approve the Settlement Agreement and the transactions contemplated thereby, an order of the DVI Bankruptcy Court satisfactory to the Debtors and Required Lenders approving the transactions contemplated hereby in the form annexed to the REC III Settlement Motion will need to be obtained (the "REC III Settlement Order").

     C. The Debtors have requested that the Lenders make a Loan to the Debtors in the aggregate principal amount of $4,000,000 upon satisfaction of the conditions set forth in Section 17(a) hereof, $775,000 (minus certain closing expenses) of which will be paid to RMI on behalf of the Lenders and used for the general corporate purposes of the Debtors and $3,225,000 of which will be deposited with Union Bank of California, N.A., as escrow agent (the "Escrow Agent"), pursuant to the terms of the Escrow Agreement dated as of the date hereof among RMI on behalf of the Debtors, the Collateral Agent on behalf of the Lenders and the Escrow Agent (as amended from time to time, the "Escrow Agreement"). The amount deposited in escrow (such amount, together with any interest income thereon, the "Escrowed Funds") will, subject to the satisfaction of the conditions set forth in Section 17(b) hereof and the Escrow Agreement on or prior to December 31, 2004 or such later date agreed by Required Lenders in their sole discretion (the "Escrow Termination Date"), be applied to pay the Settlement Amount, or if such conditions are not satisfied as of the Escrow Termination Date, at the election of Required Lenders in their sole discretion, applied in accordance with Section 2(e)(iii) hereof to repay the Loans.

     D. The Loans will be secured by a first priority security interest in the Escrowed Funds and the proceeds thereof unless and until such Escrowed Funds are applied to pay the Settlement Amount and, immediately upon the payment of the Settlement Amount, will be secured by a first priority security interest in the Receivables and other Collateral securing the REC III Loans.

     E. The Debtors acknowledge and agree that Debtors will be unconditionally and irrevocably obligated to pay and perform the Obligations as provided herein. In addition, in the event the REC III Loan Settlement occurs, this Agreement shall amend, restate and consolidate the Prior Financing Documents without interruption on the terms and conditions set forth herein.

     F. Parent has agreed to guaranty the Obligations pursuant to the Guaranty annexed as Exhibit B hereto (as amended, modified or supplemented from time to time, the "Parent Guaranty").

     G. Howard G. Berger and Fran Berger (collectively, "Berger") and each other holder of the Shareholder/Affiliate Notes (as defined herein) has consented to this Agreement, the Post Equipment Loans and the transactions contemplated hereby and thereby pursuant to a consent in the form of Exhibit C-1 hereto (such consent, a "Shareholder/Affiliate Note Consent").

     H. Wells Fargo Foothill, Inc. ("Wells Fargo Foothill"), as agent for the other lenders party to the Credit Agreement dated as of July 30, 2004 (the "WF Foothill Credit Agreement") among Parent, certain of its Subsidiaries, including Debtors, and Wells Fargo Foothill, as agent, has consented to this Agreement and the transactions contemplated hereby pursuant to the consent annexed as Exhibit C-2 hereto (such consent, the "WF Foothill Consent").

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. CERTAIN DEFINITIONS AND RELATED MATTERS. The following terms shall have the following respective meanings:

     "Affiliate" shall mean with respect to any Person, any other Person that is directly or indirectly controlling, controlled by or under common control with such Person or entity or any of its Subsidiaries, and the term "control" (including the terms "controlled by" and "under common control with") means having, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or by contract or otherwise. Without limiting the foregoing, the ownership of ten percent (10%) or more of the voting securities of a Person shall be deemed to constitute control and, notwithstanding anything to the contrary herein, each Loan Party and its Subsidiaries (other than Debtors), each officer and director of any Loan Party (and their respective spouses and descendants), Beverly Radiology Medical Group III and any other party to any Management Agreement or conducting any Managed Practice and each Affiliate of any of the foregoing Persons shall be deemed to be Affiliates of each Debtor.

     "Collateral" shall mean all assets of Debtors now or hereafter securing the Obligations, including, without limitation, (a) the Escrowed Funds, the Settlement Agreement and all proceeds thereof and the other Collateral described in Section 4(b) hereof and (b) in the event the REC III Loan Settlement occurs, the Receivables and any other security interests that constitute Collateral and all proceeds thereof, including the Collateral described in Section 4(a) hereof, it being understood that the Collateral assigned pursuant to the REC III Assignment shall not include any equity interests of Parent or its Subsidiaries. "Collateral Agent" shall have the meaning assigned to such term in the preamble hereto and any successor collateral agent provided for hereunder.

     "Bankruptcy Code" means title 11 of the United States Code, as in effect from time to time.

     "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banking institutions in Los Angeles, California are authorized or required by law to close.

     "CMS" means the Centers for Medicare and Medicaid Services, which administers the Medicare and Medicaid Program under the Department of Health and Human Services.

     "Default" shall mean any event or condition that, but for the giving of notice or the lapse of time, or both, would constitute an Event of Default.

     "Event of Default" shall mean those events set forth in Section 10 hereof.

     "Fiscal Year" or "fiscal year" shall mean each twelve month period ending on October 31 of each year.

     "Governmental Account Debtor Sweep Agreement" shall mean any agreement entered into by or on behalf of any Loan Party or any Managed Practice which provides for governmental account debtors to make payments (whether by wire transfer or otherwise) on their accounts to any deposit account owned by or in the name of any Loan Party or any Managed Practice.

     "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

     "Health Care Laws" mean all federal, state and local laws relating to health care providers and health care services, including, without limitation,
Section 1877(a) of the Social Security Act as amended by the Omnibus Budget Reconciliation Act of 1993,42 U.S.C. section l395nn.

     "Lien" shall mean any security interest, pledge, bailment, mortgage, hypothecation, deed of trust, conditional sales and title retention agreement (including any lease in the nature thereof), charge, encumbrance or other similar arrangement or interest in real or personal property, now owned or hereafter acquired, whether such interest is based on common law, statute or contract.

     "Loan" shall have the meaning assigned to it in Section 2(b) hereof.

     "Loan Documents" shall mean this Agreement, the Notes, the Settlement Agreement, the Parent Guaranty, the Escrow Agreement and all other guarantees, reaffirmation of guarantees, security agreements, notes, instruments and other documents and agreements executed in connection with this Agreement or any other Loan Document and/or otherwise securing or supporting the Obligations, it being understood that, in the event the REC III Loan Settlement occurs, the Loan Documents shall include the Prior Refinancing Documents, including the Security Documents and the Lockbox Agreement.

     "Loan Party" shall mean Parent, each Debtor and each of their respective Subsidiaries that becomes party to any Loan Document.

     "Maturity Date" shall mean the earlier of July 1, 2008 or such earlier date on which the Loans shall be declared to be or shall otherwise become due pursuant to this Agreement, including Section 11 hereof.

     "Medicaid" means, collectively, the health care assistance program established by Title XIX of the Social Security Act (42 U.S.C. xx.ss1396 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program, including (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting such program, (b) all state statutes enacted and plans for medical assistance adopted and approved in connection with such program and federal rules and regulations promulgated in connection with such program, and (c) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement, guidelines and requirements of all government authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

     "Medicaid Certification" means certification of a healthcare facility by CMS or a state agency or entity under contract with CMS that such healthcare facility fully complies with all the conditions of Medicaid.

     "Medicaid Provider Agreement" means an agreement entered into between a state agency or other entity administering Medicaid in such state and a health care facility or physician under which the health care facility or physician agrees to provide services or merchandise for Medicaid patients.

     "Medicare" means, collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. ss.ss.1395 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders or guidelines pertaining to such program, including
(a) all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting such program, and (b) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement, guidelines and requirements of all governmental authorities promulgated in connection with such program (whether or to having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

     "Medicare Certification" means certification of a facility by CMB or a state agency or entity under contract with CMS that such healthcare facility fully complies with all conditions for such facility's participation in Medicare.

     "Medicare Provider Agreement" means an agreement entered into between a state agency or other entity administering Medicare in such state and a healthcare facility or physician under which the healthcare facility or physician agrees to provide services or merchandise for Medicare patients.

     "Obligations" shall mean all principal and interest in respect of the Loan, all Secured Party Expenses and all additional amounts and other sums at any time due and owing under this Agreement and any other Loan Documents and the performance and observance of all covenants and conditions contained herein and therein, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

     "Parent Indenture" means the Indenture, dated as of June 25, 1993, as supplemented by the First Supplemental Indenture, dated as of October 2003, among Parent and American Stock Transfer & Trust Company, as trustee under the Parent Indenture, or any successor thereof.

     "Parent Indenture Documents" means the Indenture, the Indenture Notes, and all agreements, instruments and other documents delivered in connection with the foregoing.

     "Parent Indenture Notes" means the 11.5% Series A Convertible Subordinated Debentures due June 30, 2008, issued by Parent pursuant to the Indenture.

     "Person" shall mean any individual, partnership, limited partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or department, agency or political subdivision thereof.

     "Post Equipment Documents" means the Loan Document (as defined in the Post Equipment Loan Agreement).

     "Post Equipment Loan Agreement" means the Second Amended, Restated and Consolidated Loan and Security Agreement dated as of November 29, 2004 among RMI, DIS, Post Advisory, as Collateral Agent, and the lenders party thereto, as amended, modified or supplemented from time to time.

     "Post Equipment Loans" means the loans evidenced and acquired pursuant to the Post Equipment Documents in the principal amount of $15,200,000.

     "Receivables" means all of the following relating to Tower I: all accounts, contract rights, instruments, documents, chattel paper and obligations in any form owing to Radnet Sub or any other Debtor arising out of the sale or lease of goods or the rendition of services whether or not earned by performance (including all accounts from Medicare, Medicaid, HMO/PPO commercial and institutional payors, workers compensation lien and personal injury claims and capitated contracts), all credit insurance, guaranties, letters of credit, advises of credit and other security for any of the above, all merchandise returned to or reclaimed by any Debtor and each Debtor's books relating to any of the foregoing, and all products, proceeds and revenues of and from any of the foregoing personal property.

     "Required Lenders" means, at any time, Lenders holding a pro rata percentage of the outstanding principal amount of the Loans aggregating at least 51% at such time.

     "Restructuring Documents" means (a) the Master Amendment Agreement dated as of July 29, 2004, among General Electric Capital Corporation, General Electric Company, GE Healthcare Financial Services, RMI, and DIS, as amended, modified or supplemented from time to time, (b) the WF Credit Agreement, and (c) each agreement made as of June 30, 2004, among Lyon Financial Services, Inc. affiliates thereof) and as agent for US Bank, N.A., as trustee, and one or more Debtors or Affiliates of Debtors, as each such agreement is amended, modified or supplemented from time to time.

     "Secured Party Expenses" means all (i) costs and expenses (including, without limitation, taxes and insurance premiums) required to be paid by any Debtor under this Agreement or under any of the other Loan Documents that are paid or advanced by Collateral Agent or any Lender or any affiliate of Collateral Agent or any Lender, including, without limitation, all costs and expenses relating to the Escrow Agreement or the Lockbox Agreement, (ii) filing, recording, publication and search fees paid or incurred by Collateral Agent or any Lender in connection with Collateral Agent or any Lender's transactions with Debtors, (iii) costs and expenses incurred by Collateral Agent or any Lender to correct any Event of Default, enforce any provision of the Loan Documents or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling or preparing for sale or advertising to sell any Collateral, whether or not a sale is consummated, after the occurrence and during the continuance of an Event of Default, including, without limitation, attorneys' fees (including allocated costs and internal counsel), fees, costs and expenses of accountants, advisors and consultants and costs of settlement, incurred by Collateral Agent and Lenders in enforcing any Obligations of or in collecting any payments due from Debtors hereunder or under the other Loan Documents or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings, (iv) costs and expenses of suit incurred by Collateral Agent or any Lender in enforcing or defending the Loan Documents or any portion thereof, (v) costs and expenses incurred by Collateral Agent or any Lender to convert any data submitted to Collateral Agent or any Lender by Debtor to a form reasonably acceptable to Collateral Agent or any Lender and (vi) Collateral Agent or any Lender's reasonable attorney fees and expenses incurred (before or after execution of this Agreement) in advising Collateral Agent or any Lender with respect to, or in structuring, drafting, reviewing, negotiating, amending, terminating, enforcing, defending or otherwise concerning, the Loan Documents or any portion thereof, irrespective of whether suit is brought.

     "Security Documents" means collectively, (i) that certain Loan and Security Agreement dated as of December 19, 1994 between DVI BC, Radnet Sub and RMI, (ii) that certain Loan and Security Agreement dated as of December 29, 1995 between DVIBC, Radnet Sub and Radnet Imaging, (iii) that certain Loan and Security Agreement dated as of March 21, 1996 between DVIBC, Radnet Sub and Radnet Imaging and (iv) all other security agreements, pledge agreements, documents and agreements granting DVI Financial or Collateral Agent a lien in any assets of any Debtor, in each case as amended, restated, supplemented or otherwise modified from time to time.

     "Shareholder/Affiliate Notes" means (a) the promissory note(s) issued by Radnet Management, Inc. and payable to Howard G. Berger, M.D., (b) the promissory note(s) issued by Parent and payable to Norman R. Hames and (c) the promissory note(s) issued by Parent and payable to Jeffrey L. Linden, each as amended, modified, renewed, extended or supplemented from time to time, and (d) any other notes or obligations owed by any Loan Party to Howard G. Berger, M.D., Fran Berger, Jeff Linden, Norman R. Hames or to any other officer or director (or Affiliate or any officer or director) of any Loan Party, each as amended, modified, renewed, extended or supplemented from time to time.

     "Subordinated Indebtedness" means (a) Indebtedness of Parent or any of its Subsidiaries (including Indebtedness in respect of the Parent Indenture Notes) which has been expressly subordinated in right of payment to any indebtedness of Parent or such Subsidiary under the WF Foothill Credit Agreement or this Agreement or the Post Equipment Documents, (b) any Shareholder/Affiliate Notes, and (c) the Tower Litigation Note.

     "Subsidiary" of any corporation shall mean any other corporation or limited liability company of which the outstanding capital stock possessing a majority of voting power in the election of directors (otherwise than as the result of a default) is owned or controlled by such corporation directly or indirectly through Subsidiaries.

     "Tower Litigation Note" means the promissory note dated October 20, 2003 issued by Radnet Sub, Inc. to Tower Imaging Medical Group, Inc., in the aggregate principal amount of $1,374,254.30, as amended, modified, renewed, extended or supplemented from time to time.

     Whenever the context so requires, the singular number includes the plural and vice versa. The words "hereof" "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not in any particular provision of this agreement, and references to section, article, annex, schedule, exhibit and like references are references to this Agreement unless otherwise specified. A Default or Event of Default shall "continue" or be "continuing" until such Default or Event of Default has been cured or waived by Required Lenders. References in this Agreement to any Persons shall include such Persons, successors and permitted assigns.

     2.   DESCRIPTION OF LOANS.

          (a) STATUS OF OBLIGATIONS. The Debtors acknowledge, agree, represent and warrant that, as of the date hereof immediately prior to the effectiveness hereof and at all times thereafter, (i) there exists an outstanding amount of principal and interest as of November 15, 2004 of approximately $3,225,000 of REC III Loans owing to REC III under the Prior Financing Documents and no amounts are owed to any other Person under the Prior Financing Documents, including any DVI Party, and no Liens granted thereunder secure obligations owed to any Person other than REC III and the REC III Trustee, including any DVI Party or lender to any DVI Party, (ii) REC III and the REC III Trustee has the power and authority to enter into and perform the Settlement Agreement without any approval or notice to any Person or Governmental Authority other than as expressly set forth in the Settlement Agreement and, upon consummation of the REC III Loan Settlement, all approvals of all relevant Persons and Governmental Authorities will have been obtained,
(iii) the Debtors are not in default of their respective payment or other obligations under the Prior Financing Documents, and (iv) no Debtor has any right of offset, defense or counterclaim with respect to any amounts owing under the Prior Financing Documents.

     In furtherance but not in limitation of Debtor's obligations hereunder, including under Section 15 hereof, each Debtor further agrees that each Debtor shall assume any and all risks, obligations, liabilities and claims of every nature arising in the event that any of the statements set forth in the preceding sentence are not true and correct and each Debtor agrees that it shall be obligated to pay the Obligations as provided herein notwithstanding the existence of any such risk, obligation, liability or claim and whether or not the REC III Loan Settlement actually occurs.

          (b) ISSUANCE OF NOTES AND REC III LOAN SETTLEMENT. The Debtors have duly authorized the issuance to Lenders of $4,000,000 in aggregate principal amount of Senior Secured Notes Due 2008 evidencing the Loans (as defined below) in the form of Exhibit A annexed hereby (including any such Notes issued in substitution therefor pursuant to Section 20 hereof, the "Notes"). Upon satisfaction of the conditions set forth in Section 17(a) hereof and as to Collateral Agent and each Lender, in reliance upon each of the representations and warranties of each Loan Party set forth herein and in the other Loan Documents, the parties hereto agree that (i) the Debtors shall sell to Lenders, and Lenders shall purchase from the Debtors, the Notes in the aggregate principal amounts of $4,000,000 to be issued to each Lender in the principal amounts set forth on Schedule 2 hereof (the "Loans"), (iv) as the purchase price for the Loans and at the instruction of the Debtors, the

Lenders severally agree (x) to pay to the Escrow Agent the amount of $3,225,000 for deposit into the Escrow Account and (y) to pay to RMI on behalf of Debtors the amount of $775,000 (minus certain expenses payable at closing and identified on Schedule 2 hereof), such amount to be used for the general corporate purposes of the Debtors and their respective Subsidiaries, and (v) all Collateral of every nature securing the Obligations is hereby granted and assigned to the Collateral Agent to be held by the Collateral Agent on behalf of Lenders as provided herein.

     Upon satisfaction of the conditions set forth in Section 17(b) hereof and as to Collateral Agent and each Lender, in reliance upon each of the representations and warranties of each Loan Party set forth herein and in the other Loan Documents, the parties hereto agree that (i) in the event the REC III Loan Settlement occurs, all the Prior Financing Documents shall be amended, restated and consolidated into this Agreement, (ii) the amount of indebtedness owed by Debtors under the Prior Financing Documents and outstanding as of the date hereof shall be evidenced by this Agreement and (iii) all Collateral of every nature securing the Obligations is hereby granted and assigned to the Collateral Agent to be held by the Collateral Agent on behalf of Lenders as provided herein; provided, however, that, for purposes hereof, the Prior Loan Documents shall not include any guaranty of obligations thereunder by Berger.

     Interest shall accrue on the outstanding amount of the Loan at a rate per annum equal to twelve percent (12%) from and after the Closing Date, in each case calculated on the basis of a 360 day year and actual days elapsed.

          (c) REPAYMENT OF OBLIGATIONS. The Debtors, jointly and severally, agree to repay the Loan and interest accrued thereon as follows ratably to each Lender in proportion to the principal amount of the Loans held by such Lender:
(i) commencing on December 31, 2004 and on the last business day of each month thereafter, monthly installments of all interest accrued on the Loan shall be paid and (ii) on the Maturity Date, the entire outstanding principal amount of the Loan, together with all accrued and unpaid interest thereon, shall be due and payable and be paid. No portion of the Loan may be reborrowed once repaid. All payments of the Obligations shall be made in immediately available funds to Lenders per the wiring instructions set forth on Schedule 2 hereto or pursuant to such other instructions as the relevant Lender shall provide to RMI.

     Notwithstanding anything herein to the contrary, unless otherwise agreed in writing by Required Lenders, in no event shall any Loan Party or any of its Affiliates be entitled to redeem, prepay or otherwise pay any principal amount of the Loan other than pursuant to Section 2(e)(ii), 2(e)(iii) or 2(e)(iv) hereof unless and until the Post Equipment Loans have been repaid in full, it being understood that nothing in this paragraph shall constitute a subordination of the Loans to the Post Equipment Loans or grant any rights to any Debtor or other Person other than Required Lenders or otherwise limit or affect any right or remedy of the Collateral Agent or the Lenders under any Loan Document.

          (d) OPTIONAL PREPAYMENT. Subject to the terms of this Section 2(d), the Debtors may prepay the outstanding principal amount of the Loans in whole at any time on or after the later of (x) November 1, 2005 and (y) the repayment in full of the Post Equipment Loans, but prior to the Maturity Date, at a price equal to (i) all accrued interest thereon, to the date set for prepayment, plus (ii) the principal amount of the Loan together with a prepayment fee representing the amortization of certain of Lenders' costs incurred in connection with the purchase of the Notes equal to the principal amount prepaid multiplied by the following percentage:

             Date of Prepayment                       Premium
             -----------------                       ---------
          November 1, 2005 through                       6%
            January 31, 2006

          February 1, 2006 through                       5%
            April 30, 2006

          May 1, 2006 through                            4%
            July 31, 2006

          August 1, 2006 through                         3%
            October 31, 2006

          November 1, 2006 to but                        0%
            excluding the Maturity Date

     If the Debtors shall elect to prepay the Loans pursuant to this Section 2(d) hereof, the Debtors shall give notice of such prepayment to Lenders not less than ten (10) days or more than sixty (60) days prior to the date fixed for prepayment, specifying (i) the date on which such prepayment is to be made, (ii) the principal amount and prepayment fee required to be paid on such date, and
(iii) the accrued interest applicable to the prepayment. Such notice shall be accompanied by a certificate of an executive officer of the Debtors that such prepayment is being made in compliance with this Section 2(d). Notice of prepayment having been so given, the aggregate principal amount of the Loans, together with accrued interest thereon and the applicable prepayment fee shall become due and payable on the prepayment date set forth in such notice, unless such notice if withdrawn by the Debtors not less than five (5) days prior to such date.

          (e) MANDATORY PREPAYMENTS. The Loans shall be prepaid in the amounts and under the circumstances set forth below, all such prepayments to be applied as set forth below, together with all interest thereon as follows:

               (i) If any Change of Control is to occur, then not less than ten (10) days nor more than sixty (60) days prior to the occurrence of such Change of Control, the Debtors will notify the Lenders and the Collateral Agent of such pending Change of Control and the date upon which it is scheduled to occur. The Debtors, jointly and severally, will prepay all of the Loans then outstanding together with interest and premium thereon, as if such prepayment were an optional prepayment, on the date upon which the Change of Control occurs, unless the Required Lenders agree to a different date or agree otherwise, and no prepayment required pursuant to this Section 2(e)(i) shall be due unless a Change of Control shall occur. Each notice from the Debtors pursuant to this Section 2(e)(i) shall make explicit reference to this Section 2(e)(i). For purposes hereof, "Change of Control" means that (a) Permitted Holders fail to own and control directly or indirectly, 20% or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors of Parent, (b) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Securities and Exchange Act, as amended
(the "Exchange Act")), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 15%, or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors of Parent, (c) a majority of the members of the Board of Directors do not constitute Continuing Directors, (d) (i) Parent shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of at least the percentage of the aggregate voting power of the Stock of its Subsidiaries (other than Beverly Radiology Medical Group, Inc., Pronet Imaging Medical Group, Inc. and Beverly Radiology Medical Group III) that it beneficially owns as of the date of this Agreement, or (ii) Howard G. Berger shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of at least 80% of the aggregate voting power of the Stock of each of Beverly Radiology Medical
Group, Inc., Pronet Imaging Medical Group, Inc. and Beverly Radiology Medical Group III, (e) Howard G. Berger shall cease to be involved in the day to day operations and management of the business of Parent and each Debtor, and a successor reasonably acceptable to Required Lenders is not appointed on terms reasonably acceptable to Required Lenders within 30 days of such cessation of involvement, or (f) a "Change of Control" (or any comparable term) shall occur under any document evidencing or otherwise governing any other Indebtedness of Debtors. For purposes hereof, "Continuing Director" means (a) any member of the Board of Directors of Parent who was a director (or comparable manager) on the date of this Agreement, and (b) any individual who becomes a member of the Board of Directors after such date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at such date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Parent and whose initial assumption of office resulted from such contest or the settlement thereof. For purposes hereof, "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act); and "Permitted Holders" means Howard
Berger and Fran Berger.

               (ii) PREPAYMENTS FROM ASSET SALES OR RECEIPT OF ANY PAYMENT IN RESPECT OF THE COLLATERAL. In the event the REC III Loan Settlement occurs, if a sale or other transfer of Collateral is to occur (a "Collateral Sale"), or, if any Debtor or any of its Affiliates or the Collateral Agent receives a payment that constitutes proceeds of any Collateral, including any payment of Receivables into the Lock Box Account (a "Collateral Receipt"), then the Debtors will notify Collateral Agent and Lenders of such prepayment and the Debtors, jointly and severally, will prepay the principal amount of the Loans then outstanding with the gross proceeds thereof on the date upon which the Collateral Sale or Collateral Receipt occurs, unless the Debtor and the Required Lenders agree to a different date, and no prepayment required pursuant to this Section 2(e)(ii) shall be due unless the Collateral Sale or Collateral Receipt shall occur. Each notice from the Debtors pursuant to this
Section 2(e)(iii) shall make explicit reference to this Section 2(e)(ii). No premium shall be due in connection with a payment made pursuant to this
Section 2(e)(ii).

               (iii) PREPAYMENTS OF ESCROWED FUNDS IN THE EVENT THE REC III LOAN ASSIGNMENT DOES NOT OCCUR. If the Escrow Termination Date has occurred and either the REC III Loan Settlement has not occurred or any of the conditions set forth in Section 17(b) hereof have not been satisfied to the satisfaction of Required Lenders (or waived by Required Lenders) or the Settlement
Agreement has terminated for any reason, then at the election of Required Lenders in the Required Lenders' sole discretion, the Debtors, jointly and severally, will apply the Escrowed Funds to make a partial prepayment of the principal amount of the Loans then outstanding together with a premium of 1.0% of the principal amount so prepaid (in lieu of any other premiums hereunder) and accrued and unpaid interest on the amount so repaid on the date designated by the Required Lenders and RMI shall give the Escrow Agent the written instructions in furtherance thereof requested by Required Lenders. Each notice from the Debtors pursuant to this Section 2(e)(iii) shall make explicit reference to this Section 2(e)(ii).

               (iv) APPLICATIONS OF ESCROWED FUNDS IN THE EVENT THE REC III LOAN SETTLEMENT OCCURS. If the REC III Loan Settlement occurs and the conditions set forth in Section 17(b) hereof have been satisfied to the satisfaction of Required Lenders (or waived by Required Lenders), then, the Debtors, jointly and severally, will apply the balance of the Escrowed Funds after payment of the Settlement Amount to pay any unpaid Secured Party Expenses and, to the extent any amount remains, to make a partial prepayment of the principal amount of the Loans then outstanding in an amount equal to any collections in respect of the Receivables from the date hereof through the date of the REC III Loan Settlement and, to the extent any amount remains to pay to RMI on behalf of Debtors an amount equal to $3,225,000 minus the sum of (unpaid Secured Party Expenses, the Settlement Amount and the amount of such Receivable collections from the date hereof through the date the REC III Loan Settlement), and RMI shall give the Escrow Agent the written instructions in furtherance thereof requested by Required Lenders. Each notice from the Debtors pursuant to this Section 2(e)(iv) shall make explicit reference to this Section 2(e)(ii). No premium shall be due in connection with a payment made pursuant to this Section 2(e)(iv).

          (f) PAYMENTS TO LENDERS. The Debtors will pay all sums becoming due on the Loan for principal, interest, premium and other amounts to Lenders by the method and at the address specified for such purpose in Schedule 2, or by such other method or at such other address as a relevant Lender shall have from time to time specified to RMI in writing for such purpose, without the presentation or surrender of such Note or other Loan Documents or the making of any notation thereon, except that upon written request of RMI made concurrently with or reasonably promptly after payment or prepayment in full of the Loans, each holder of the Notes shall surrender its Note evidencing the Loans for cancellation, reasonably promptly after such request, to RMI at its principal executive office.

               Lenders hereby agree among themselves that if any of them shall, whether by voluntary or mandatory payment (other than a payment or prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal or interest or premium then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender) that is greater than the proportion received by any other

Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall, unless such proportionately greater payment is required by the terms of this Agreement,
(i) notify each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase assignments (which it shall be deemed to have purchased from each seller of an assignment simultaneously upon the receipt by such seller of its portion of such payment) of the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; PROVIDED that (A) if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of any Debtor or otherwise, those purchases shall be rescinded and the purchase prices paid for such assignments shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest and (B) the foregoing provisions shall not apply to any payment obtained by a Lender as consideration for the assignment of or the sale of a participation in any of its Obligations to any Person pursuant to Section 20. Each Debtor expressly consents to the foregoing arrangement and agrees that any purchaser of an assignment so purchased may exercise any and all rights of a Lender as to such assignment as fully as if that Lender had complied with the provisions of Section 20 with respect to such assignment. In order to further evidence such assignment (and without prejudice to the effectiveness of the assignment provisions set forth above), each purchasing Lender and each selling Lender agree to enter into an assignment agreement at the request of a selling Lender or a purchasing Lender, as the case may be, in form and substance reasonably satisfactory to each such Lender.

          (g) TAXES. Any and all payments by the Debtors hereunder or under the Loans or other Loan Documents that are made to or for the benefit of Lenders shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and penalties, interests and all other liabilities with respect thereto (collectively, "Taxes"), excluding taxes, duties, assessments or fees imposed on net income or capital and franchise taxes, duties, assessments or fees imposed on any of them by the jurisdiction under the laws of which any of them is organized or any political subdivision thereof (all such nonexcluded Taxes being hereinafter referred to as "Covered Taxes"). If any of the Debtors shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder or under any Loan or other Loan Documents to Lenders, the sum payable shall be increased as may be necessary so that after making all required deductions of Covered Taxes (including deductions of Covered
Taxes applicable to additional sums payable under this paragraph), each Lender receives an amount equal to the sum it would have received had no such deductions been made. The Debtors shall make such deductions and the Debtors shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law. In addition, the Debtors agree to pay any present or future stamp, documentary, excise, privilege, intangible or similar levies that arise at any time or from time to time from any payment made under any and all Loan Documents or from the execution or delivery by the Loan Parties or from the filing or recording or maintenance of, or otherwise with respect to the exercise by Collateral Agent or Lenders of their respective rights under any and all Loan Documents (collectively, "Other Taxes"). The Debtors will jointly and severally indemnify Lenders for the full amount of Covered Taxes imposed on or with respect to amounts payable hereunder and Other Taxes, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payment of this indemnification shall be made within thirty (30) days from the date Requisite Lenders provide RMI with a certificate certifying and setting forth in reasonable detail the calculation thereof as to the amount and type of such

Taxes. Any such certificates submitted by Requisite Lenders in good faith to RMI shall, absent manifest error, be final, conclusive and binding on all parties. The obligation of the Debtors under this Section 2(g) shall survive the payment of the Notes and the termination of this Agreement. Within thirty
(30) days after any Debtor having received a receipt for payment of Covered Taxes and/or Other Taxes, the Debtors shall furnish to the Lenders, the original or certified copy of a receipt evidencing payment thereof.

          (h) INTEREST LIMITATION. This Agreement, the Notes and the other Loan Documents are hereby limited by this Section 2(h). In no event, whether by reason of acceleration of the maturity of the amounts due hereunder or otherwise, shall interest and fees contracted for, charged, received, paid or agreed to be paid to Lenders exceed the maximum amount permissible under such applicable law. If, from any circumstance whatsoever, interest and fees would otherwise be payable to Lenders in excess of the maximum amount permissible under applicable law, the interest and fees shall be reduced to the maximum amount permitted under applicable law. If from any circumstance, Lenders shall have received anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excess of interest shall be applied to the reduction of the principal amount of the Loans, in such manner as may be determined by Lenders, and not to the payment of fees or interest, or if such excessive interest exceeds the unpaid balance of the principal amount of the Loans, such excess shall be refunded to RMI on behalf of Debtors

     3. INTEREST. At Required Lenders' option, interest (including, without limitation, any post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) will accrue on the unpaid portion of principal of the Loan hereof and all other sums due from Debtor hereunder and under the Loan Documents following the occurrence and during the continuance of an Event of Default until the date of payment in full of such principal and all other sums due hereunder or under the Loan Documents at a fixed rate of 16% per annum (the "Default Rate"). Interest at the Default
Rate will be collectible as part of any judgment hereunder and secured by the Collateral. Debtors acknowledge and agree that the increase in the interest rate after the occurrence and during the continuance of an Event of Default is intended to compensate the Lenders for the added risks of maintaining a defaulted loan and is not intended as a premium, penalty, liquidated damages or reimbursement for internal or out-of-pocket costs associated therewith. Any judgment obtained hereunder or under the Loan Documents will accrue interest at the Default Rate until paid.

     4.   SECURITY INTEREST IN COLLATERAL.

          (a) In the event that the REC III Loan Settlement occurs, the provisions under the Prior Financing Documents granting liens and security interests in the Collateral of Debtors will be and are reaffirmed and shall be incorporated into this Section 4 of this Agreement by reference and such liens and security interests in the Collateral described in such Prior Financing Documents shall be deemed for all purposes to be held by the Collateral Agent (as successor to and assignee of REC III and of DVIBC) on behalf of the Lenders and shall secure the Obligations hereunder and the other Loan Documents without interruption. Each Debtor party to any of the Security Documents hereby reaffirms all the security grants and obligations of such Debtor under such Security Documents which Security Documents shall continue to remain in effect until all Obligations are paid in full and this Agreement is terminated. Each Debtor party to any of the Security Documents agrees, acknowledges and confirms with Collateral Agent and each Lender that upon the occurrence of the REC III Loan Settlement, the term "DVI Indebtedness" as set forth in such Security Documents shall include all Obligations under this Agreement, the term "Collateral" as defined in such Security Documents shall secure the Obligations under this Agreement, the Collateral Agent shall be deemed to be a party to each Security Document as successor to and assignee of REC III, all references to DVIBC or REC III in the Security Documents shall refer to the Collateral Agent in its capacity as collateral agent hereunder and the Collateral Agent and Required Lenders shall each be fully entitled to enforce all rights and remedies under the Security Documents and the other Loan Documents. In furtherance and not in limitation of the foregoing, the Debtors will enter into or cause to be entered into all control or other agreements requested by Collateral Agent or Required Lenders in order to assign to the Collateral Agent all rights to the Receivables, the Lock Box Account and the Lock Box Agreement and will pay all fees and expenses of the Lock Box Bank.

          (b) In addition to the foregoing, each Debtor hereby grants and assigns a security interest to the Collateral Agent and its successors and assigns on behalf of the Lenders in all of the following whether now existing or hereafter arising: (i) the Escrow Account and the Assignment Agreement, (ii) all contract rights, claims and privileges in respect of the Escrow Account and the Settlement Agreement, (iii) all cash, checks, money orders and other items of value of Debtors now or hereafter paid, deposited, credited, held (whether for collection, provisionally or otherwise) or otherwise in the possession or under the control of, or in transit to, the Escrow Agent or any agent, bailee or custodian thereof, and all proceeds of the foregoing and, upon the occurrence of the REC III Loan Settlement, the Receivables, the Lock Box and the other Collateral, including, without limitation, the property of such Debtor described in Schedule 1 attached to this Agreement, and all substitutions, renewals or replacements of and alterations, additions or improvements, if any, to such Collateral together with in each and every case all proceeds thereof. Each Debtor irrevocably authorizes the Collateral Agent (or its agent) to file at any time and from time to time such financing statements (including, in the event the REC III Loan Settlement occurs, assignments of financing statements in favor of REC III to the Collateral
Agent) under the uniform commercial code of any jurisdiction with respect to the Collateral as the Collateral Agent may require and any amendments, continuations or assignments thereto, in each case naming any Debtor, as debtor, and the Collateral Agent, as secured party, under such financing statements, amendments, continuations or assignments.

          (c) Each item of Collateral shall secure all the Obligations and all other present and future indebtedness or obligations of Debtors to Collateral Agent and Lenders of every kind and nature whatsoever. Each Debtor warrants and agrees that the Collateral will be used primarily for business or commercial purposes and that regardless of the manner of affixation the Collateral shall remain personal property and shall not become part of the real estate. Each Debtor agrees to keep the Collateral at the locations of such Debtor set forth on Schedule 1 and will not make any change in the location of the Collateral without the prior written consent of the Collateral Agent.

     5. TIME IS OF THE ESSENCE; LATE CHARGES. Time is of the essence in this Agreement and if any scheduled installment is not paid within the ten (10) days after the due date thereof, Required Lenders shall have the right to add and collect, and Debtors, jointly and severally, agree to pay, a late charge on and in addition to, such scheduled installment equal to five percent (5%) of such scheduled installment or a lesser amount if established by any State or Federal statute applicable thereto.

     6. NO WARRANTIES. This Agreement is solely a financing agreement. Each Debtor acknowledges that: The Collateral has been selected and acquired solely by such Debtor for such Debtor's purposes; and NONE OF THE COLLATERAL AGENT OR ANY LENDER HAS MADE OR MAKES ANY WARRANTY OR REPRESENTATION WHATSOEVER, EITHER EXPRESS OR IMPLIED AS TO THE FITNESS, CONDITION, MERCHANTABILITY, DESIGN OR OPERATION OF THE COLLATERAL, ITS FITNESS FOR ANY PARTICULAR PURPOSE, THE VALUE OF THE COLLATERAL, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER.

     7. INSURANCE AND RISK OF LOSS. All risk of loss of, damage to, or destruction of the Collateral shall at all times be on Debtors. Each Debtor will procure forthwith and maintain property and general liability insurance with extended or combined additional coverage on the Collateral for the full insurable value thereof for the life of this Agreement plus such other insurance as Requisite Lenders may specify and promptly deliver each to Collateral Agent with a standard long form endorsement attached showing loss payable to Collateral Agent on behalf of the Lenders or assigns as respective interests may appear. Such policies shall name each such Debtor as owner of the Collateral and Collateral Agent on behalf of Lenders as insured or loss payee as the case may be. Each Insurer shall agree by endorsement upon such policy issued by it or by independent instrument furnished to Collateral Agent and each such Debtor that it will give Collateral Agent and such Debtor thirty
(30) days written notice before the policy in question shall be materially altered or cancelled. Collateral Agent's acceptance of policies in lesser amounts or risks shall not be a waiver of Debtors' foregoing obligation.

     8. DEBTORS' REPRESENTATIONS AND WARRANTIES. Each Debtor represents and warrants to the Collateral Agent and the Lenders as follows:

          (a) Each Debtor is a corporation fully organized and existing under the laws of the State of its incorporation without limit as to the duration of its existence and is authorized and in good standing to do business in said State. Each Debtor has corporate powers and adequate authority, rights and franchises to own its own property and to carry on its business as now conducted, and is duly qualified and in good standing in each state in which the character of the properties owned by it therein or the conduct of its business makes such qualifications necessary; and each Debtor has the corporate power and adequate authority to make and carry out this Agreement and the other Loan Documents to which it is party.

          (b) The execution, delivery and performance of this Agreement and the other Loan Documents are duly authorized and do not, to the best of each Debtor's knowledge, require the consent or approval of any governmental body or other regulatory authority; are not in the contravention of or in conflict with any law or regulation or any term or provision of its articles or certificate of incorporation, bylaws and this Agreement and the other Loan Documents to which it is party is the valid, binding and legally enforceable obligation of each Debtor enforceable in accordance with their respective terms. The offer, sale or issuance of any of the Notes hereunder do not require registration under the Securities Act or any applicable state securities laws.

          (c) The execution, delivery and performance of this Agreement and the other Loan Documents will not contravene or conflict with any agreement, indenture or undertaking to which any Debtor or any of its Affiliates is a party or by which it or any of its property or the property of any of its Affiliates may be bound by or affected, and will not cause any lien, charge or other encumbrance to be created or imposed upon any such property by reason thereof. The Obligations constitute Senior Indebtedness (as defined in the Parent Indenture). As such, all of the Obligations (and Collateral Agent and the Lenders) are entitled to the benefits of each of the subordination and other provisions contained in the Parent Indenture which are available in respect of Senior Indebtedness (and to the holders thereof), and each of such subordination and other provisions is in full force and effect and enforceable in accordance with its terms.

          (d) Each Debtor has good and valid title to its Collateral which is free from, and will be kept free from, all Liens, except for the security interests granted in favor of Collateral Agent on behalf of the Lenders.

          (e)  No financing statement covering the Collateral listed on
Schedule 1 hereto or any proceeds thereof is on file in favor of anyone other than the Collateral Agent.

          (f) All necessary action, including the filing of UCC-1 Financing Statements, has been taken in order to provide the Collateral Agent with a perfected security interest in the Collateral.

          (g) Each Debtor (i) has obtained all material permits, licenses and other authorizations that are required under Health Care Laws applicable to such Debtor, (ii) is in compliance in all material respects with all terms and conditions of such required permits, licenses and authorizations and (c) is in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such Health Care Laws. Each Management Agreement, and each of the transactions contemplated thereunder, does not and will not violate any applicable rule or regulation: (a) relating to the eligibility of a Managed Practice to receive payment and to participate as an accredited and certified provider of health care services under Medicaid, Medicare or any other Third Party Payor program, (b) applicable to such Person as a result of its participation in such programs, (c) relating to the licenses and permits required therein in connection therewith, or (d) relating to the practice of medicine or the sharing of fees generated in connection therewith. For purposes hereof, "Managed Practice" means, any radiologist, professional corporation, professional association, partnership or similar Person that pursuant to a Management Agreement provides radiology or other related professional medical services at a medical office, clinic or other facility operated by Parent or any of its Subsidiaries; and "Management Agreement" means an agreement between Parent or any of its Subsidiaries and any Managed Practice pursuant to which Parent or such Subsidiary agrees to provide or arrange for comprehensive management, administrative and other non-medical support services to such Managed Parties in exchange for the payment by the Managed Practice to Parent or such Subsidiary of a management or other similar fee. For purposes hereof, "Third Party Payor" means Medicare, Medicaid, Blue Cross/Blue Shield or any private insurance company, health maintenance organization, preferred provider organization, alternative delivery system, managed care system, government contracting agency, self-insured employer or other similar entity that is obligated to make payments on behalf of any Account Debtor of any Person.

          (h) The Debtors have delivered to Lenders copies of its and Parent's audited consolidated year-end financial statements for and as of the end of the fiscal years ended October 31, 2003 and October 31, 2002 (the "Annual Statements") and its and Parent's unaudited interim consolidated balance sheet dated July 31, 2004 and the related unaudited consolidated statements of income and cash flows for the 9 months then ended (the "Interim Statements"). The Annual Statements and Interim Statements were compiled from the books and records maintained by Debtors' and Parent's management, as the case may be, are, in all material respects, correct and complete and fairly represent the consolidated financial condition of Debtors and Parent, respectively as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with generally accepted accounting principles consistently applied (subject to year-end and audit adjustments and the absence of footnotes in the case of the Interim Statements). The Debtors do not have, on a consolidated basis, any material liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Annual Statements or in the notes thereto and would need to be disclosed on financial statements in accordance with generally accepted accounting principles, and except as disclosed therein, there are no unrealized or anticipated losses from any commitments of the Debtors that may cause a Material Adverse Effect. Since October 31, 2003, there has been no event or occurrence that is likely to have a material adverse effect on the business, properties, assets, liabilities or condition (financial or otherwise) of the Debtors, taken as a whole (a "Material Adverse Effect"). All factual information furnished by or on behalf of the Debtors to Lenders for purposes of or in connection with this Agreement is, and all other such factual information hereafter furnished by or on behalf of the Debtors will be, true and accurate in all material respects on the date as of which such information is furnished and not incomplete by omitting to state any fact necessary to make such information not materially misleading at such time in light of the circumstances under which such information was provided.

          (i) As of the date hereof, the authorized capital stock of each of Parent and its Subsidiaries, including the Debtors, and the number and ownership of all outstanding capital stock of each of the Subsidiaries of the Parent is as set forth on Schedule 8(i) annexed hereto. As of the date hereof, none of the Parent or any of its Subsidiaries will be subject to any obligation
(contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock, except as set forth on Schedule 8(i) annexed hereto. There are no agreements among Parent's or any Subsidiary of the Parent's stockholders with respect to the voting or transfer of Parent's or any of its Subsidiaries' capital stock other than as set forth in Schedule 8(i). None of the Parent or any of its Subsidiaries owns, or hold any rights to acquire, any shares of stock or any other security or interest in any other Person, and the Parent has no Subsidiaries, except in each case as set forth on Schedule 8(i) annexed hereto. Parent does not and will not have any directly owned Subsidiary other than RMI.

          (j) There are no actions, suits or proceedings at law or in equity or by or before any arbitrator or any governmental authority now pending or, to the best knowledge of the Debtors' management after due inquiry, threatened against or filed by or affecting any of the Loan Parties or any of their respective Affiliates or any of their directors or officers or the businesses, assets or rights of any of the Loan Parties or any of their respective Affiliates that, if adversely determined, could reasonably be expected to have a Material Adverse Effect and the Litigation Schedule attached as Schedule 8.1(j) identifies all actions, suits or proceedings at law or in equity or by or before any arbitrator or any governmental Authority now pending or, to the best knowledge of the Debtors' management after due inquiry, threatened against or filed by or affecting any Loan Party or any of their respective Affiliates, including any Debtor, or any of their respective directors or officers or the business, assets or rights of any of them. The Debtors and their directors or officers shall promptly provide Lenders with a copy of all pleadings of all lawsuits filed against others where the amount at issue is greater than $50,000 or otherwise may be material to the business of any Loan Party or any of their respective Affiliates, including any Debtor, and, in the case of other actions where the amount at issue is greater than $50,000 or otherwise may be material to the business of any Loan Party or any of their respective Affiliates including any Debtor, a letter stating the nature of such suits and a copy of all pleadings.

          (k) None of the Loan Parties or any of their respective Affiliates are in violation in any respect of any applicable Law, except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect. None of the Loan Parties or any of their respective Affiliates are in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any Governmental Authority. None of the Loan Parties or any of their respective Affiliates are in, and the consummation of the transactions contemplated hereby will not cause any, default concerning any judgment, order, writ, injunction or decree of any Governmental Authority, and there is no investigation, enforcement action or regulatory action pending or, to the Debtors' knowledge, threatened against or affecting any Loan Party or any of their respective Affiliates by any Governmental Authority, except as set forth on the Litigation Schedule. Except as set forth in the Litigation Schedule, there is no remedial or other corrective action that any of the Loan Parties or any of their respective Affiliates is required to take to remain in compliance with any judgment, order, writ, injunction or decree of any Governmental Authority or to maintain any material permits, approvals or licenses granted by any Governmental Authority in full force and effect.

          (l) Each Loan Party and each Subsidiary of each Loan Party has filed or caused to be filed all Federal, state and local tax returns that are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, including payroll taxes.

          (m)  After giving effect to the transactions contemplated hereby,
(i) the aggregate fair value of the assets of the Debtors, at a fair valuation, will exceed their consolidated debts and liabilities, subordinated, contingent or otherwise, (ii) the present aggregate fair saleable value of the property of the Debtors will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) the Debtors will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (iv) the Debtors will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

          (n) No Debtor or any Affiliate of any Debtor or any director, officer or employee of any Debtor or any of their Affiliates, respectively, has entered into, as of the date hereof, any side agreement, either oral or written, with any individual or business, pursuant to which the director, officer, employee, Debtor or Affiliate agreed to do anything beyond the requirements of the formal, written contracts executed by the Loan Parties and disclosed to Lender and Collateral Agent pursuant to this Agreement.

          (o) No broker's or finder's or placement fee or commission will be payable to any broker or agent engaged by the Debtors or any of its Affiliates or any of their respective officers, directors or agents with respect to the issue of the Notes or the transactions contemplated by this Agreement, except as disclosed to Collateral Agent prior to the date hereof. The Debtors agree to indemnify Collateral Agent and Lenders and hold them harmless from against any claim, demand or liability for broker's or finder's or placement fees or similar commissions, whether or not payable by the Debtors, alleged to have been incurred in connection with such transactions.

          (p) Set forth on Schedule 8(p) is a true and complete list of all Indebtedness of Parent and each Subsidiary of Parent outstanding immediately prior to the date hereof other than the Obligations and such Schedule accurately reflects the aggregate principal amount of such Indebtedness (such Indebtedness, the "Other Indebtedness" and the documentation evidencing such Indebtedness, the "Other Debt Documents"). Lenders have received complete copies of the Prior Loan Documents and the Other Debt Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereon been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Lenders. The assignment of the Assigned Interests has occurred and all other transactions contemplated by the Settlement Agreement and the Supplemental Radnet Settlement Orders has been consummated in accordance with the terms thereof.

     9. DEBTORS' AGREEMENTS. Each Debtor covenants and agrees that, until payment in full of all of the Loans and other Obligations, unless Required Lenders shall otherwise give prior written consent, each Debtor shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this
Section 9.

          (a) To defend at such Debtor's own cost and expense any action, proceeding or claim affecting the Collateral.

          (b) To promptly pay all Secured Party Expenses upon demand by Collateral Agent or Required Lenders, including all fees and expenses relating to the Escrow Agreement and the Lockbox Agreement.

          (c) To pay promptly all taxes, assessments, license fees and other public or private charges when levied or assessed against the Collateral or this Agreement or any other Loan Document and this obligation shall survive the termination of this Agreement.

          (d) To use its best efforts to cause the Settlement Agreement to be entered into as soon as possible after the date hereof and to cause the REC III Loan Settlement to occur.

          (e) That such Debtor will not misuse, fail to keep in good repair, secrete, or without the prior written consent of Required Lenders and notwithstanding the Collateral Agent's and Lender's claim to proceeds, sell, rent, lend, encumber or transfer any of the Collateral.

          (f) That Collateral Agent or a Lender may enter upon such Debtor's premises or wherever the Collateral may be located at any reasonable time to inspect the Collateral and such Debtor's books and records pertaining to the Collateral and such Debtor shall assist Secured Party in making such inspection.

          (g) That the security interest granted by such Debtor to Collateral Agent on behalf of Lenders shall continue effective irrespective of the payment of the Obligations, so long as there are any obligations of any kind, including obligations under guaranties or assignments, owed by any Debtor to Collateral Agent or any Lender.

          (h) Mark and identify the Collateral with all information and such manner as Collateral Agent or Required Lenders may request from time-to-time and replace promptly any such markings or identification which are removed, de laced or destroyed.

          (i) Indemnify and hold Collateral Agent and each Lender harmless from and against all claims, losses liabilities (including negligence, tort and strict liability), damages, judgments, suits and all legal proceedings and any and all costs and expense in connection therewith (including attorney's fees) arising out of or in any manner connected with the manufacture, purchase, financing, ownership, delivery, rejection, nondelivery, possession use, transportation storage operation, maintenance, repair, return or other disposition of the Collateral or with this Agreement or any other Loan
Documents including, without limitation, claims for injury to, or death of, persons and for damage, to property, and give Collateral Agent and each Lender prompt notice of such claim or liability.

          (j) No Debtor will sell, assign, transfer, dispose of or otherwise part with possession or control or suffer or allow to pass out of its possession or control items of Collateral listed on Schedule 1 without the prior written consent of Required Lenders.

          (k) That such Debtor shall not ASSIGN OR IN ANY WAY DISPOSE OF ALL OR ANY PART OF ITS RIGHTS OR OBLIGATIONS UNDER THIS AGREEMENT OR SELL, LEASE OR TRANSFER OR PLEDGE OR HYPOTHECATE ANY PART OF THE COLLATERAL. EACH DEBTOR'S INTEREST IN THIS AGREEMENT AND THE COLLATERAL IS NOT ASSIGNABLE AND WILL NOT
BE ASSIGNED OR TRANSFERRED BY OPERATION OF LAW.  CONSENT TO ANY OF THE
FOREGOING PROHIBITED ACTS APPLIES ONLY IN THE GIVEN INSTANCE AND IS NOT
CONSENT TO SUBSEQUENT LIKE ACT BY A DEBTOR OR ANOTHER ENTITY.

          (l) To (i) comply in all material respects with, and will obtain, maintain and preserve all permits, licenses, authorizations, approvals, entitlements and accreditations required by or which are necessary or useful under, all Health Care Laws and other laws applicable to Debtors and each of their Subsidiaries and each Managed Practice, (ii) promptly furnish to Lenders a copy of any communication from any Governmental Authority concerning any material violation of any Health Care Laws or other laws and (iii) comply, and cause each of its Subsidiaries and each Managed Practice to comply, in all material respects, with the terms of each Management Agreement to which it is a party.

          Keep, and cause each of its Subsidiaries and each Managed Practice to keep, itself fully licensed with all licenses required to operate such Person's business under applicable law, maintain such Person's qualification to practice medicine in the manner contemplated under the applicable Management Agreement and for participation in, and payment under Medicaid, Medicare and any other Third Party Payor program providing for payment or reimbursement for services rendered by such Person; and promptly furnish or cause to be furnished to agent copies of all reports and correspondence it or any of its Subsidiaries delivers to or receives from any Person relating to any loss or revocation (or threatened loss or revocation) of any qualification described in this Section or any material claim, audit or complaint received by Parent or its Subsidiaries or any Managed Practice (excluding malpractice claims, routine or random audits and routine license and certification surveys, unless such surveys include a recommendation that the Government Reimbursement Program certification or license of a facility should be terminated, revoked or suspended) by or on behalf of a Government Reimbursement Program or other Person relating to the delivery of medical services and payment therefore or billing procedures.

          Cause Beverly Radiology Medical Group and each Managed Practice to:
(i) provide professional services to its patients in compliance with ethical standards, laws, rules and regulations applicable to the operations of such Managed Practice; (ii) assure that each physician employee of such Managed Practice has all required licenses, credentials, approvals and other certifications to perform his or her duties and services for such Managed Practice; and (iii) maintain all licenses required to operate such Managed Practices' business under applicable law.

          Promptly provide Agent with true and complete copies of any and all material documents delivered to any Person pursuant to, or in connection with, any Parent Indenture Document, Management Agreement or any other Material Contract.

          (m) That it will not agree or consent to any amendments or modifications to any agreement between any Debtor or Parent and U.S. Bank
(as trustee and its affiliate (U.S. Bank Portfolio Services), as servicer with respect to securitization trusts established by DVI Financial or affiliates of DVI Financial but excluding DVI Receivables Corp. III) or General Electric Capital Corporation (or any other financing which replaces such financing containing terms (including, but not limited to, increasing interest rates, accelerating the principal amortization or maturity, new or more stringent defaults, additional collateral, and new remedies provisions) that would be more onerous to any debtor or that would adversely impact or affect any Lender with respect to the terms of this Agreement.

          (n)  Intentionally Omitted.

          (o) That it will not change its legal name, legal entity status or chief executive office from that set forth on Schedule 9(o) hereto. No Debtor shall merge into or consolidate or combine with any other Person. No Debtor or any of its Subsidiaries shall purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or any part of the property or assets of any Person other than purchases or other acquisitions of inventory, materials, leases, property and equipment in the ordinary course of business and Permitted Acquisitions or sell, transfer or otherwise dispose of any of its assets (or agree to do any of the foregoing at any future time) except Permitted Dispositions.

     For purposes hereof, "Permitted Acquisition" means an acquisition by any Debtor of all or substantially all of the assets or Stock of any Person which satisfies each of the following conditions:

          (1) any Indebtedness or Liens assumed or issued in connection with such acquisition are otherwise permitted under Section 9 (u) or 9 (v) as the case may be;

          (2) at the time of such acquisition, no Default and no Event of Default exists, or would exist upon the consummation thereof, both on an actual and a pro forma basis;

          (3) RMI shall have delivered to Lenders evidence in form and substance reasonably acceptable to Required Lenders that Borrowers are in compliance with the financial covenants set forth in Sections 9(q), 9(r), 9(s) and 9(t) hereof for the most recent fiscal period measured hereunder, recalculated as if the acquisition were consummated on the last day of such fiscal period;

          (4) such acquisition shall be consensual and shall have been approved by the board of directors of the Person whose Stock or assets are proposed to be acquired;

          (5) not less than 30 days prior to the consummation of the acquisition, RMI shall have delivered to Lenders, in form and substance reasonably satisfactory to Required Lenders, a pro forma consolidated balance sheet, income statement and cash flow statement of Parent and its Subsidiaries, based on recent financial statements, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of Parent and its Subsidiaries in accordance with GAAP consistently applied (in the case of interim financial statements, except for the lack of footnotes and subject to year-end audit adjustments), but taking into account such proposed acquisition and the funding of all Indebtedness in connection therewith;

          (6) Debtors shall have updated the schedules thereto and to each of the other Loan Documents, as applicable, provided, that in no event may any schedule be updated in a manner that would reflect or evidence a Default or Event of Default;

          (7) RMI shall have delivered (a) projections for the Person whose Stock or assets are proposed to be acquired and (b) updated pro forma Projections for Parent and its Subsidiaries, in each case in form and consent reasonably acceptable to Required Lenders;

          (8) the acquisition shall be related to the same line of business conducted by Parent and its Subsidiaries as of the Closing Date;

          (9) the acquisition shall be in compliance with the WF Foothill Credit Agreement; and

          (10) the purchase price of such acquisition shall not exceed $4,000,000 and the aggregate purchase price for all such Permitted Acquisitions together with all the Permitted Acquisitions (as defined under the WF Credit Agreement), after giving effect to such acquisition, shall not exceed $12,000,000 during the term of the Agreement.

     For purposes hereof, "Permitted Dispositions" means (a) sales or other dispositions of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (b) sales of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or cash equivalents in a manner that is not prohibited by the terms of the Agreement or the other Loan Documents, (d) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, and (e) trade-in of Equipment in connection with upgrades of such Equipment.

          (p) That it will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any distribution or declare or pay any dividends (in cash or other property, other than common stock) on, or purchase, acquire, redeem, retire or make any acquisition for value, of, any of the Debtor's
Stock, of any class, whether now or hereafter outstanding (collectively, a "Distribution"); provided, however, that so long as no Event of Default shall have occurred and be continuing immediately prior to or after giving effect to any such payment, (a) the Debtors may make dividends to the Parent (1) in amounts necessary to pay customary expenses of Parent in the ordinary course of its business as a public holding company (including salaries and related reasonable and customary expenses incurred by employees of Parent) in an aggregate amount not to exceed $750,000 in any fiscal year, (2) in amounts necessary to enable Parent to pay taxes when due and owing by it in the ordinary course of its business as a holding company, and (3) in amounts necessary to enable Parent to pay interest on the Parent Indenture Notes, and
(b) Parent may make Distributions in the form of common stock.

          (q) Commencing April 30, 2005, that the Debtors shall not permit the Fixed Charge Coverage Ratio, (a) to be less than 1.0:1.0 as of the end of each April, July, October and January (each, a "Fiscal Quarter") ending prior to January 1, 2007, and (b) to be less than 1.05:1 as of the last day of each Fiscal Quarter ending thereafter. "Fixed Charge Coverage Ratio" means for any twelve month period ending on the last day of the relevant Fiscal Quarter, the ratio of (i) EBITDA for such period minus cash capital expenditures made (to the extent not already incurred in a prior period) or incurred during such period, to (ii) the sum of (a) interest expense, (b) principal payments required to be paid during such period in respect of indebtedness, and (c) all federal, state, and local income taxes accrued, all as determined for the twelve months ending on the last day of the relevant Fiscal Quarter for RMI and its subsidiaries on a consolidated basis without duplication and in accordance with generally accepted accounting principles consistently applied. "EBITDA" means, with respect to any fiscal period, RMI and its subsidiaries' consolidated net earnings (or loss), minus extraordinary gains and interest income, plus interest expense, income taxes, and depreciation and amortization for such period, all as determined for the twelve months ending on the determination date for RMI and its subsidiaries on a consolidated basis without duplication and in accordance with generally accepted accounting principles consistently applied.

          (r) That it shall not permit the Leverage Ratio, as determined as of the end of each Fiscal Quarter, commencing April 30, 2005, to be greater than the amount set forth in the following table for the Fiscal Quarters ending in the period set forth opposite thereto:

                 Leverage Ratio                       Period
                 --------------                -------------------
                    4.50:1.0                   04/30/05 - 10/30/05
                    4.30:1.0                   10/31/05 - 10/30/06
                    4.00:1.0                   10/31/06 - 10/30/07
                    3.85:1.0            10/31/07 - 10/30/08 or thereafter

         "Leverage Ratio" means, at any date of determination, the ratio of
(a) Total Debt at such date to (b) EBITDA for the applicable twelve month period ending on such date. "Total Debt" means, as of any date of determination, without duplication, the sum of (a) the outstanding aggregate amount of the obligations for borrowed money, (b) the outstanding principal amount of capital leases, (c) the outstanding principal amount of purchase money indebtedness,
(d) the outstanding principal amount of funded debt, and (e) the outstanding principal amount of all obligations owing to Lenders, General Electric Capital Corporation (and its affiliates) and U.S. Bank (and its affiliates); all as determined for RMI and its subsidiaries on a consolidated basis without duplication and in accordance with generally accepted accounting principles consistently applied.

          (s) That it shall not permit the EBITDA Margin to be less than 25% as of the end of any Fiscal Quarter ending on or after April 30, 2005. "EBITDA MARGIN" means for any twelve month period ending on the last day of the relevant Fiscal Quarter, the ratio of (a) EBITDA for such period, to (b) net revenues (excluding the professional service fee component of radiology services) for such period, all as determined for the twelve months ending on the determination date for RMI and its subsidiaries on a consolidated basis without duplication and in accordance with generally accepted accounting principles consistently applied.

          (t) That it shall not permit the Receivable Days to exceed 65 days as of the end of any Fiscal Quarter ending on or after April 30, 2005. "RECEIVABLE DAYS" means for any twelve month period ending on the last day of the relevant Fiscal Quarter, a number equal to (a) 365 divided by (b) the result of (i) net revenues for such period divided by (ii) net receivables for such period, all as determined for the twelve months ending on the determination date for RMI and its subsidiaries on a consolidated basis without duplication and in accordance with generally accepted accounting principles consistently applied.

         (u) None of the Debtors or any of their respective Subsidiaries shall create, incur, assume guarantee or be or remain liable for, contingently or otherwise, or suffer to exist any Indebtedness, except:

               (i)    Indebtedness under this Agreement and the other Loan
     Documents;

               (ii)   Indebtedness listed on Schedule 9 (u) hereof;

               (iii)  Permitted Purchase Money Indebtedness;

               (iv) refinancings, renewals, or extensions of Indebtedness permitted under clauses (ii) and (iii) of this Section 9(u) (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in Required Lenders' reasonable judgment, materially impair the prospects of repayment of the Obligations by Debtors or materially impair Debtors' creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended or add one or more Persons as liable with respect thereto if such additional Persons were not liable with respect to the original Indebtedness, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to the applicable Person, (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Lender's as those that were applicable to the refinanced, renewed, or extended Indebtedness, and
     (v) the Indebtedness that is refinanced, renewed, or extended is not recourse to any person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended;

               (v) Indebtedness issued in connection with any Permitted Acquisition so long as (i) the incurrence of such Indebtedness would not, on a pro forma basis, after giving effect to any such incurrence of Indebtedness, cause Parent and Borrowers to fail to be in compliance with
     Section 9(q), 9(r), 9(s) or 9(t) if such covenants were tested at such time, (ii) no Default or Event of Default shall have occurred and be continuing, both before and immediately after giving effect to the incurrence of such Indebtedness, and (iii) such Indebtedness (other than Indebtedness secured solely by Equipment at the time of such Permitted Acquisition ) is subordinated to the Obligations hereunder on terms and conditions reasonably satisfactory to Required Lenders; and

               (vi) endorsement of instruments or other payment items for deposit.

     For purposes hereof, "Indebtedness" means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, hedges, derivatives, or other financial products, (c) all obligations as a lessee under capital leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations owing under Hedge Agreements, and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f) above. For purposes hereof, (a) "Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of an amount that would, on a pro forma basis, after giving effect to any such incurrence of Permitted Purchase Money Indebtedness, cause Parent and Borrowers to fail to be in compliance with Section 9(q), 9(r), 9(s) or 9(t) if such covenants were tested at such time; and
     (b) "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

     In the event that any Shareholder/Affiliate Note is issued or otherwise outstanding after the date hereof and the holder thereof has not executed a Shareholder/Affiliate Note Consent, the Loan Parties shall cause such holder to execute a Shareholder/Affiliate Note Consent in the form annexed as Exhibit C-1 hereto and deliver an executed original thereof to the Collateral Agent and Lenders.

               (v) None of the Debtors or any of their respective Subsidiaries shall not create, incur, assume or suffer to exist any Lien of any kind on any of their properties or assets of any kind, except for Permitted Liens (including Liens that are replacement of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 9(v)(iv) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness). For purposes hereof, "Permitted Liens" means (a) Liens held by Agent to secure the Obligations, (b) Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not have priority over the Agent's Liens and the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests, (c) judgment Liens and do not constitute an Event of Default under Section 7.7 of the Agreement, (d) Liens set forth on
     Schedule 9(v) hereto, (e) the interests of lessors under operating leases,
     (f) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (g) Liens arising by operation of law in favor or warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of Borrowers' business and not in connection with the borrowing of money and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (h) Liens on amounts deposited in connection with obtaining worker's compensation or other unemployment insurance, (i) Liens on amounts deposited in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money, (j) Liens on amounts deposited as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, and (k) with respect to any Real Property, easements, rights of way, and zoning restrictions that (i) do not materially interfere with or impair the use or operation thereof and
     (ii) are not Environmental Liens.

     "Permitted Protest" means the right of Debtors or any of their respective Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a

United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on such Debtor's or Subsidiary's books and records in such amount as is required under generally accepted accounting principles, (b) any such protest is instituted promptly and prosecuted diligently by such Debtor or Subsidiary, as applicable, in good faith, and (c) Required Lenders are satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Collateral Agent's Liens.

          (w) None of the Debtors or any of their respective Subsidiaries shall make any loan or advance to any director, officer or employee of the Loan Parties or any Affiliate, or enter into or be a party to any transaction or arrangement with any Affiliate of the Loan Parties, including, without limitation, the purchase from, sale to or exchange of property with, any merger or consolidation with or into, or the rendering of any service by or for, any Affiliate, except pursuant to the reasonable requirements of the Loan Parties' business and upon fair and reasonable terms no less favorable to the Loan Parties than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate.

          (x) Modify or change their fiscal year or their method of accounting (other than as may be required to conform to generally accepted accounting principles) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Parent's or its Subsidiaries' accounting records without said accounting firm or service bureau agreeing to provide Lenders information regarding Loan Parties' and their Subsidiaries' financial condition.

          (y)  Except in connection with a refinancing permitted by
Section 9(u)(i):

               (i) optionally prepay, redeem, defease, purchase, or otherwise acquire (collectively, a "Prepayment") any Indebtedness of Parent or any Subsidiary of Parent, other than (i) the obligations in accordance with the WF Foothill Credit Agreement, (ii) in accordance with the Restructuring Documents as in effect on the Closing Date without any modification or amendment thereof, and (iii) additional Prepayments in an amount not to exceed $750,000 (or $1,000,000 if the sum of Borrowers' excess Availability plus Qualified Cash (as such terms are defined in the WF Foothill Credit Agreement as in effect on the date hereof) shall be equal to at least $5,000,000, both immediately prior to and immediately after giving effect to any such Prepayment) for any individual Prepayment or in any calendar year or $3,000,000 in the aggregate over the term of this Agreement so long as (A) no Default or Event of Default shall have occurred and be continuing under the WF Credit Agreement or this Agreement and (B) the sum of Borrowers' Excess Availability plus Qualified Cash (as such terms are defined in the WF Foothill Credit Agreement as in effect on the date hereof) shall be equal to at least $4,000,000, in each case both immediately prior to and immediately after giving effect to any such Prepayment and Debtors shall have delivered a written certificate to the Collateral Agent to such effect prior to any such Prepayment,

               (ii) make any payment on account of any Subordinated Indebtedness, (i) so long as no Default or Event of Default shall have occurred and be continuing under the WF Foothill Credit Agreement or this Agreement immediately prior to or after giving effect to any such payment,
     (A) interest (but not including any default interest) due and payable on the Parent Indenture Notes (as in effect on the Closing Date without any modification or amendment thereof) and (B) payments due and payable on the Tower Litigation Note (as in effect on the Closing Date without any modification or amendment thereof), (ii) payments permitted to Norman Hames in respect of the Norman Hames Shareholder Note solely to the extent permitted under the Norman Hames Subordination Agreement attached as Exhibit E hereof and (iii) payments permitted to Jeffrey Linden in respect of the Jeffrey Linden Shareholder Note solely to the extent permitted under the Jeffrey Linden Subordination Agreement attached as Exhibit F hereof,

               (iii) directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Section 9(u)(ii) (other than amendments, modifications or changes to Indebtedness evidenced by, or any instrument or agreement constituting, a Parent Document, which shall be governed by clause (iv) below), or

               (iv) agree to (i) any amendment or other change to or waiver of any of its rights under any Parent Indenture Document that is adverse to the Lenders or (ii) any material amendment or other material change to or material waiver of any of its rights under any Management Agreement, Restructuring Document or other Material Contract (including the GE Master Lease Agreement) that is adverse to the Lenders.

     10. EVENTS OF DEFAULT. Any of the following events or conditions shall constitute an Event of Default hereunder:

          (a) Default in payment of any installment of the principal or interest in respect of the Loans when the same shall become due and payable, whether at the due date thereof, or at the date fixed for prepayment or by acceleration or otherwise;

          (b) Default in the due observance or performance by any Debtor or any other Loan Party of any covenant or agreement to be observed or performed by such Debtor or any other Loan Party under this Agreement or under any other
Loan Document;

          (c) Any representation or warranty made by any Debtor herein or in any other Loan Document or in any report, certificate financial or other statement furnished in connection with this Agreement or any other Loan Document shall prove to be false or misleading in any material respect;

          (d)  Any Debtor or any other Loan Party or Subsidiary thereof shall
(i) be adjudicated insolvent or a bankrupt, or cease, be unable or admit in writing its inability to pay its debts as they mature or make a general assignment for the benefit of, or enter into any composition or arrangement with, creditors; (ii) apply for or consent to the appointment of a receiver, trustee or liquidator of it or of a substantial part of its property, or authorize such application or consent, or proceedings seeking such appointment shall be instituted against it without such authorization, consent or application and shall continue undismissed for a period of 60 calendar days;
(iii) authorize or file a voluntary petition in bankruptcy or apply for or consent to the application of any bankruptcy, reorganization in bankruptcy, arrangement, readjustments of debts, insolvency, dissolution, moratorium or other similar law of any jurisdiction, or authorize such application or consent, or proceedings to such end shall be instituted against it without such authorization application or consent and such proceeding instituted against it shall continue undismissed for a period of 60 calendar days;

          (e)  Intentionally Omitted;

          (f) Any Loan Document or any provision thereof, for any reason other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, or any Loan Party shall contest the validity or enforceability of any Loan Document or any provision thereof in writing or deny in writing that it has any further liability, under any Loan Document or any provision thereof to which it is a party;

          (g) If a judgment for the payment of money on any claim is rendered against any Debtor or any other Loan Party or Subsidiary thereof in excess of $100,000;

          (h) If any Debtor or any other Loan Party or Subsidiary thereof is in default of the terms and conditions of any Indebtedness or lease in excess of $100,000;

          (i) Parent shall own or otherwise permit to exist any Subsidiary that is not a wholly-owned Subsidiary of RMI other than RMI;

          (j) If any material portion of Parent's or any of its Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person and the same is not discharged before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such property or asset is subject to forfeiture by Parent or the applicable Subsidiary;

          (k) If Parent or any Subsidiary of Parent is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

          (l) If any Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby, except as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement;

          (m)  a Change of Control shall occur;

          (n) The occurrence of (a) any cancellation, revocation, suspension or termination of any Medicare Certification, Medicare Provider Agreement,
Medicaid Certification or Medicaid Provider Agreement affecting Parent or any of its Subsidiaries or any Managed Practice, or (b) the loss of any other
Permit of Parent or any of its Subsidiaries or any Managed Practice from any Governmental Authority or Third Party Payor or termination of any contract of Parent or any of its Subsidiaries or any Managed Practice with any Governmental Authority or Third Party Payor, in either case, which could reasonably be expected to have a Material Adverse Change;

          (o) The introduction of, or any change in, any law or regulation governing or affecting a physician practice, a physician practice management company or any practice or practice group managed thereby or a facility providing radiology technical services or any practice or practice group managed thereby, including any Healthcare Laws, which could reasonably be expected to have a Material Adverse Change;

          (p) Any default or breach shall occur under any Management Agreement, any Restructuring Document or any other Material Contracts (including the GE Master Lease Agreement) and such default or breach, individually or when aggregated with all such defaults or breaches, could reasonably be expected to have a Material Adverse Change; or

          (q) The revocation by Parent or any of its Subsidiaries of any Governmental Account Debtor Sweep Agreement.

     11. REMEDIES. Each Debtor agrees that when an Event of Default has occurred and is continuing, Collateral Agent and Lenders shall have the rights, options, duties and remedies of a secured party and Debtors shall have the rights and duties of a debtor under the Uniform Commercial Code in effect in each jurisdiction where the Collateral or any part thereof is located and, without limiting the foregoing, Collateral Agent and Lenders may exercise one or more or all, and in any order, of the remedies hereinafter set forth:

          (a) Required Lenders may declare the entire unpaid principal balance of the Loan to be immediately due and payable; and thereupon all such unpaid balances, together with all accrued an a unpaid interest thereon and all other Obligations, shall be immediately due and payable;

          (b) At the instruction of Required Lenders, Collateral Agent personally, or by agents or attorneys, shall have the right (subject to compliance with any applicable mandatory legal requirements) to take immediate possession of the Collateral or any portion thereof and for that purpose may pursue the same wherever it may be found and may enter any of the premises of any Debtor with or without notice, demand, process of law or legal procedure, and search for, take possession of, remove, keep and store the same, or use, operate, or lease the same until sold and may otherwise exercise any and all of the rights and powers of any Debtor in respect thereof;

          (c) At the instruction of Required Lenders, Collateral Agent, may if at the time such action may be lawful (and always subject to compliance with any mandatory legal requirements), either with or without taking possession, either before or after taking possession, and without instituting any legal proceedings whatsoever having first given notice of such sale by mail to the applicable Debtor once at least 10 calendar days prior to the date of such sales and any other notice of such sale which may be required by law if said notice is sufficient, sell and dispose of the Collateral or any part thereof at public auction(s) to the highest bidder, or at a private sale(s) in one lot as an entirety or in several lots, and either for cash or for credit and on such terms as Required Lenders may determine and at any place (whether or not it is the location of the Collateral or any part thereof) designated in the notice above referred to. Any such sale or sales may be adjourned from time to time by announcement of the time and place appointed for such sale or sales, or for such adjourned sales or sales without further notice, and, with the consent of Required Lenders, Collateral Agent or any Lender may bid and become the purchaser at any such sale;

          (d) With the consent of Required Lenders, Collateral Agent or any Lender may proceed to, protect, and enforce this Agreement and any other Loan Documents by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or execution or aid of any power herein granted, or for foreclosure hereunder, or for the appointment of a receiver or receivers for the Collateral, or any party thereof, or for the enforcement of any proper, legal or equitable remedy available under applicable law;

          (e) Collateral Agent may require any Debtor to assemble the Collateral and return it to Collateral Agent at a place to be designated by Collateral Agent which is reasonably convenient to both parties;

          (f) Debtors, jointly and severally, agree to pay the Collateral Agent or other Lender acting at the instruction of Required Lenders, all expenses of retaking, holding, preparing for sale and/or selling the Collateral in addition to attorneys' fees as above set forth; and

          (g) Without limiting the rights of Collateral Agent or any Lender under applicable law, Collateral Agent and each Lender has and may exercise a right of set-off, a lien against and a security interest in all property of any Debtor now or at any time in such person's or any affiliate of such person's possession in any capacity whatsoever, as security for all of the Obligations. At any time and from time to time following the occurrence of an Event of Default, Collateral Agent or any Lender may without notice or demand, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Collateral Agent or any Lender any affiliate of Collateral Agent or any Lender or for the credit of any Debtor against any or all of the Obligations.

     12. ACCELERATION CLAUSE. In case of any sale of the Collateral, or any part thereof, pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of any of the terms of this Agreement, the outstanding principal due, the interest accrued thereon and all other sums required to be paid by Debtors pursuant to this Agreement shall at once become and be immediately due and payable.

     13. EXERCISE OF RIGHTS. No delay or omission of Collateral Agent or any Lender in the exercise of any right or power arising from any default shall exhaust or impair any such right or power or prevent its exercise during the continuance of such default. No waiver by Collateral Agent or any Lender of any such default, whether such waiver be full or partial, shall extend to or be taken to affect any subsequent default or to impair the rights resulting therefrom except as may be otherwise provided therein. The giving, taking or enforcement of any other or additional security collateral, or guarantee for the payment of the Obligations shall not operate to prejudice waive, or affect the security of this Agreement or any rights, powers, or remedies hereunder, and none of the Collateral Agent or any Lender shall be required to look first to enforce or exhaust such other additional security, collateral or guarantees. All rights, remedies, and options of Collateral Agent and each

Lender hereunder, or by law shall be cumulative. The Debtors unconditionally waive (i) any rights to presentment, demand, protest or (except as expressly required hereby) notice of any kind, and (ii) any rights of rescission, setoff, counterclaim or defense to payment under the Loan or otherwise that the Debtors may have or claim against any Lender, the Collateral Agent, any DVI Party or any prior holder of any of the Obligations

     14. ASSIGNMENT BY LENDERS. LENDERS MAY ASSIGN OR TRANSFER THIS AGREEMENT, ANY AND ALL OTHER LOAN DOCUMENTS, AND/OR SUCH LENDERS INTEREST IN ANY OF THE COLLATERAL WITHOUT NOTICE TO ANY DEBTOR. Any assignee of a Lender shall have all of the rights but none of the obligations of such predecessor Lender under this Agreement, and each Debtor agrees that it will not assert against any assignee of a Lender any defense, counterclaim or offset that any Debtor may have against such predecessor Lender.

     15. N0N-TERMINABLE AGREEMENT; OBLIGATIONS UNCONDITIONAL; INDEMNIFICATION. This Agreement cannot be cancelled or terminated except as expressly provided herein. This Agreement and the obligations of Debtors hereunder shall terminate upon payment in full of all the Obligations; provided that to the extent any Lender is required to return any of the Obligations to a Debtor or other person as result of bankruptcy proceeding, application of fraudulent conveyance laws or otherwise, then this Agreement and all liens granted by Debtors described herein shall be reinstated. Each Debtor hereby agrees that its obligation to pay all Obligations shall be absolute and unconditional and such Debtor will not be entitled to any abatement of payments due under this Agreement or any reduction thereof under circumstances or for any reason whatsoever. Each Debtor hereby waives any and all existing and future claims, as offsets, against any payments due under this Agreement as and when due regardless of any offset or claim which may be asserted by such Debtor or on its behalf. The obligations and liabilities of Debtors hereunder will survive the termination of this Agreement.

     In addition to the payment of Secured Party Expenses, whether or not the transactions contemplated hereby shall be consummated, each Debtor agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Collateral Agent and Lenders, and the officers, directors, trustees, employees, agents, advisors and Affiliates of Collateral Agent and Lenders (collectively called the "Indemnitees"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. As used herein, "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims, costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any releases or activity in violation of any environmental law), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees (including allocated costs of internal counsel) in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules of regulations and environmental laws), on common law or equitable cause or on contact or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to acquire the Loans hereunder or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents), (ii) the statements contained in any commitment letter delivered by any Lender to any Debtor with respect thereto, or (iii) any claim relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of any Loan Party or any of its Subsidiaries or Affiliates. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this
Section 15 may be unenforceable in whole or in part because they are violative of any law or public policy, each Debtor shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

     16. ADDITIONAL DOCUMENTS AND OTHER MATTERS. In connection with and in order for effective evidence of the security interest in the Collateral granted secured party under this Agreement, each Debtor will execute and deliver to Collateral Agent such financing statements and similar documents as Collateral Agent or Required Lenders request. Each Debtor authorizes Collateral Agent or Required Lenders where permitted by law to make filings of such financing statements without Debtor's signature. Each Debtor further agrees to furnish each Lender:

          (a)  (i)    Within forty five (45) days after the end of fiscal
quarter of Debtors and within ninety (90) days after the end of each fiscal year of Debtors, Debtors' consolidated, consolidating and on a center by center basis, financial statements, including Debtors' balance sheet (not on a center by center basis), income and cash flow statements, prepared in accordance with generally accepted accounting principles (and audited in the case of fiscal year end financial statements without any going concern or other qualification), which reports, Debtors' represent and warrant shall fully and fairly represent the true financial condition of such Debtors, (ii) updated projections for Debtors and for each center and (iii) together with any financial statements delivered pursuant to clause (i) a Compliance Certificate in the form of Exhibit D hereof (a "Compliance Certificate") with respect to Debtor's compliance with Section 9 hereof.

          (b) Any other financial information normally provided by such Debtor (or the Parent) to the public, including but not limited to annual and quarterly financial statements; and

          (c) Such other financial data or information relative to this Agreement and the Collateral, including, without limitation, listings of serial numbers or other identification data and confirmations of such information, as Collateral Agent or Required Lenders may time-to-time reasonably request.
Each Debtor will procure and/or execute, have executed, have acknowledged, and or deliver to Collateral Agent, record and file such other documents and notices as Collateral Agent or Required Lenders deems necessary or desirable to protect its interest in and rights under this Agreement and Collateral. Debtors will, jointly and severally, pay for all filings, searches, title reports, legal and other fees incurred by Collateral Agent or Required Lenders in connection with any documents to be provided by Debtors pursuant to this Agreement and any other similar documents Collateral Agent may procure.

          (d)  Give Lenders prompt written notice of the following:

               (i) The issuance by any court or governmental agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of any loan or the initiation of any litigation or similar proceeding seeking any such injunction, order or other restraint.

               (ii) The notice, filing or commencement of any litigation or governmental investigation or proceeding involving (u) amounts in excess of $50,000 not fully covered by insurance, (v) any substantial claim or dispute between any Loan Party or any of their respective Subsidiaries or Affiliates and any Person, (w) any labor controversy resulting in or threatening to result in a strike against any Loan Party or any of their respective Subsidiaries or Affiliates, (x) any proposal by any public authority to acquire a material portion of the assets or business of any Loan Party or any of their respective Subsidiaries or Affiliates, (y) with respect to any Indebtedness of any Loan Party or any of their respective Subsidiaries or Affiliates with an outstanding principal balance of $50,000 or greater or (z) with respect to any Loan Document.

               (iii) Any Default or Event of Default, specifying the nature and extent thereof and the action (if any) that is proposed to be taken with respect thereto.

               (iv) Any development in the business or affairs of any Loan Party or any of their respective Subsidiaries or Affiliates that could have a Material Adverse Effect.

               (v) The creation, establishment or acquisition of any Subsidiary by any Loan Party.

               (vi) The hiring, termination or departure of the president or the chief executive officer of any Loan Party or any of their respective Subsidiaries or Affiliates; or the receipt of notice from any president or the chief executive officer of any Loan Party or any of their respective Subsidiaries or Affiliates of his or her resignation.

               (vii) Upon request, copies of any documents delivered pursuant to any Indebtedness of Parent or any of its Subsidiaries.

          (e) Maintain financial records in accordance with generally accepted practices and, upon reasonable prior notice, at all reasonable times and as often as any Lender may reasonably request (and at any time after the occurrence and during the continuation of a Default or Event of Default), permit any authorized representative designated by any Lender to visit and inspect the properties and financial records of any Loan Party and to make extracts from such financial records, all at the Debtors' expense, and permit any authorized representative designated by any Lender to discuss the affairs, finances and conditions of any Loan Parties with its chief financial officer and such other officers as such Loan Party shall deem appropriate, and such Loan Party independent public accountants.

          (f) FURTHER ASSURANCES. Promptly upon request by the Collateral Agent or Required Lenders, the Debtors shall (and shall cause any of its Subsidiaries and Affiliates to) take such additional actions as the Collateral Agent or Required Lenders may reasonably require from time to time in order to carry out more effectively the purposes of this Agreement or any other Loan Documents.

     17. CONDITIONS PRECEDENT TO LOANS AND CONDITIONS PRECEDENT TO REC III LOAN ASSIGNMENT.

          (a) CONDITIONS PRECEDENT TO LOANS. This Agreement shall become effective on the date hereof so long as each of the following conditions precedent has been satisfied in form, substance and manner satisfactory to Collateral Agent and Lenders:

               (i) Lenders shall have received executed counterparts to this Agreement and the Notes from each Debtor and to the Escrow Agreement from RMI and the Escrow Agent;

               (ii) Lenders shall have received the Parent Guaranty executed by Parent;

               (iii) Lenders shall have received from Debtors reimbursement for all Secured Party Expenses incurred in connection with this Agreement;

               (iv) Lenders shall have received an acknowledgement from Parent that the obligations under the Parent Guaranty in favor of Collateral Agent and Lenders constitutes "Senior Debt" under the Parent Indenture Documents;

               (v) Lenders shall have received the WF Foothill Consent executed by each party thereto and shall receive a Shareholder/Affiliate Consent from each holder of any Shareholder/Affiliate Note;

               (vi) Lenders shall have received good standing certificates from the State of California and the jurisdiction of organization with respect to each Debtor and Parent;

               (vii) Lenders shall have received a favorable opinion of Parent's and Debtors' inhouse counsel, in form and substance satisfactory to Lenders;

               (viii) Debtors shall have delivered to Lenders an officer's certificate, in form and substance satisfactory to Lenders, to the effect that all representations and warranties of the Loan Parties under the Loan Documents are true and correct as of the date hereof, no Default or Event of Default has occurred or will occur as of the date hereof and each of the conditions set forth in this Section 17(a) have been satisfied as of the closing date;

               (ix) arrangements satisfactory to Lenders shall have been made for the payment of the Escrow Account to the Escrow Agent; and

               (x) All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Lenders and their counsel shall be satisfactory in form and substance to Lenders and such counsel, and Lenders and such counsel shall have received all such counterpart originals or certified copies of such documents as any Lenders may reasonably request.

          (b) CONDITIONS PRECEDENT TO REC III LOAN SETTLEMENT. The Escrowed Funds shall not be applied to pay the Settlement Amount unless and until the following conditions precedent has been satisfied in form, substance and manner satisfactory to Collateral Agent and Lenders are satisfied on or prior to the Escrow Termination Date:

               (i) The Debtors shall have delivered the Prior Financing Documents in its possession to Collateral Agent (which shall include, however, the Lock Box Agreement and all other related agreements) and assignments of all related financing statements to Collateral Agent, a Settlement Agreement in form and substance satisfactory to Required Lenders shall have been entered into and delivered to Collateral Agent, the REC III Settlement Order shall have been entered, be effective and shall be in form and substance satisfactory to Lenders, all of the rights to the Lock Box Account and the Lock Box Agreement shall be satisfactory to the Lenders and shall have been assigned to Collateral Agent in a manner acceptable to the Collateral Agent and all conditions thereunder shall have be satisfied except the payment of the Settlement Amount to REC III;

               (ii) Lenders shall have received from Debtors reimbursement for all Secured Party Expenses incurred in connection with this Agreement;

               (iii) Lenders shall have received evidence that all liens (except for liens in favor of Lenders) on the Collateral set forth or
     Schedule 1 hereto have been released in a manner satisfactory to Collateral Agent in Collateral Agent's sole discretion;

               (iv) Lenders shall have received a favorable opinion of Parent's and Debtors' inhouse counsel, in form and substance satisfactory to Lenders;

               (v) Debtors shall have delivered to Lenders an officer's certificate, in form and substance satisfactory to Lenders, to the effect that all representations and warranties of the Loan Parties under the Loan Documents are true and correct as of the date hereof, no Default or Event of Default has occurred or will occur as of the date hereof and each of the conditions set forth in this Section 17(b) have been satisfied as of the closing date;

               (vi) No Default or Event of Default shall have occurred and Loan Parties shall be in compliance with all of their respective obligations under the Loan Documents; and

               (vii) All corporate and other proceedings taken or to be taken in connection with the Assignment Agreement and transactions contemplated thereby and hereby and all documents incidental thereto not previously found acceptable by Lenders and their counsel shall be satisfactory in form and substance to Lenders and such counsel, and Lenders and such counsel shall have received all such counterpart originals or certified copies of such documents as any Lenders may reasonably request.

     18. RELEASE. In consideration of the terms and conditions provided by Collateral Agent and each Lender hereunder, each Debtor, on behalf of itself and its stockholders and other affiliates and their successors and assigns (collectively, "Releasors"), hereby forever waive, release and discharge to the fullest extent permitted by law any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), causes of action, demands, suits, costs, expenses and damages (collectively, the "Claims"), that any Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity, against Collateral Agent, each Lender and their respective affiliates, shareholders and "controlling persons" (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys and other representatives of each of the foregoing (collectively, the "Releasees"), based in whole or in part on facts, whether or not now known, existing on or before the execution of this Agreement. The release of claims set forth in this Section 18 shall apply to all Claims arising under the Prior Financing Agreements.

     19.  JOINT AND SEVERAL LIABILITY.

          (a) Each of the Debtors shall be jointly and severally liable hereunder and under each of the other Loan Documents with respect to all Obligations, regardless of which of the Debtors actually received the proceeds of the Loan or the benefit of any other extensions of credit from any Lender, or the manner in which the Debtors or any Lender account therefor in their respective books and records. Neither the joint and several liability of, nor the liens granted to the Collateral Agent or any Lender under the Loan Documents by, any of the Debtors shall be impaired or released by (i) the failure of the Collateral Agent or any Lender or any successors or assigns thereof, or any holder of any of the Obligations to assert any claim or demand or to exercise or enforce any right, power or remedy against any Debtor, any guarantor, the Collateral or otherwise; (ii) any extension or renewal for any period (whether or not longer than the original period) or exchange of any of the Obligations or the release or compromise of any obligation of any nature of any Debtor with respect thereto; (iii) the surrender, release or exchange of all or any part of any property (including without limitation the Collateral) securing payment, performance and/or observance of any of the Obligations or the compromise or extension or renewal for any period (whether or not longer than the original period) of any obligations of any nature of any Debtor with respect to any such property; (iv) any action or inaction on the part of the Collateral Agent or any Lender, or any other event or condition with respect to any other Debtor, including any such action or inaction or other event or condition, which might otherwise constitute a defense available to, or a discharge of, such Debtor or of the Obligations; and (v) any other act, matter or thing (other than payment or performance of the Obligations) which would or might, in the absence of this provision, operate to release, discharge or otherwise prejudicially affect the obligations of such Debtor or any other Debtor.

          (b)  To the extent that any Debtor shall make a payment under this
SECTION 19 of all or any of the Obligations (other than that portion of the Loan made to that Debtor for which it is primarily liable) (a "GUARANTOR PAYMENT") that, taking into account all other Guarantor Payments then previously or concurrently made by any other Debtor, exceeds the amount that such Debtor would otherwise have paid if each Debtor had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Debtor's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Debtor as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of this Agreement, such Debtor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Debtor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

          (c) As of any date of determination, the "Allocable Amount" of any Debtor shall be equal to the maximum amount of the claim that could then be recovered from such Debtor under this Section 19 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

          (d) This Section 19 is intended only to define the relative rights of Debtors and nothing set forth in this Section 19 is intended to or shall impair the obligations of Debtors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement.

          (e) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Debtors to which such contribution and indemnification is owing.

          (f) The rights of the indemnifying Debtors against other Debtors under this Section 19 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of this Agreement.

     20.  ASSIGNMENT OF NOTES.

          (a) RESTRICTED SECURITIES. Lenders acknowledge that the Notes have not been registered under the Securities Act or 1933 (the "Securities Act") and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, and that the Issuers are not required to register the Notes.

          (b) LEGENDS; PURCHASER'S REPRESENTATIONS. Each of the Lenders hereby represents and warrants to the Debtors that it is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and is acquiring the Loans for investment for its own account, with no present intention of dividing its participation with others (except for a potential transfer or transfers of the Loans to an affiliate or affiliates of any Lender) or reselling or otherwise distributing the same in violation of the Securities Act or any applicable state securities laws. The Debtors may place an appropriate legend on the Notes owned by Lenders concerning the restrictions set forth in this Section 20. Upon the assignment or transfer by any Lender or any of its successors or assignees of all or any part of the Loans, the term "Lender" as used herein shall thereafter include, to the extent thereof, the then holder or holders of such Loans, or portion thereof.

          (c) TRANSFER OF NOTES. Subject to Section 20(b) hereof, a holder of a Note may transfer such Note to a new holder, or may exchange such Note for Notes of different denominations (but in no event of denominations of less than $50,000 in original principal amount), by surrendering such Note to the Debtors duly endorsed for transfer or accompanied by a duly executed instrument of transfer naming the new holder (or the current holder if submitted for exchange only), together with written instructions for the issuance of one or more new Notes specifying the respective principal amounts of each new Note and the name of each new holder and each address therefor. The Debtors shall simultaneously deliver to such holder or its designee such new Notes, shall mark the surrendered Notes as canceled and shall provide notice of such transfer to Lender. In lieu of the foregoing procedures, a holder may assign a Note (in whole but not in part) to a new holder by sending written notice to the Debtors and Lenders of such assignment specifying the new holder's name and address; in such case, the Debtors shall promptly acknowledge such assignment in writing to both the old and new holder.

          (d) REPLACEMENT OF LOTS SECURITIES. Upon receipt of evidence reasonably satisfactory to the Debtors of the mutilation, destruction, loss or theft of any Notes and the ownership thereof, the Debtors shall, upon the written request of the holder of such Notes, execute and deliver in replacement thereof new Notes in the same form, in the same original principal amount and dated the same date as the Notes so mutilated, destroyed, lost or stolen; and such Notes so mutilated, destroyed, lost or stolen shall then be deemed no longer outstanding hereunder. If the Notes being replaced have been mutilated, they shall be surrendered to the Issuers; and if such replaced Notes have been destroyed, lost or stolen, such holder shall furnish the Issuers with an indemnity in writing to save it harmless in respect of such replaced Note.

          (e)  NO OTHER REPRESENTATIONS AFFECTED.  Nothing contained in this
Section 20 shall limit the full force or effect of any representation, agreement or warranty made herein or in connection herewith to Collateral Agent or any Lender.

     21.  THE COLLATERAL AGENT.

          (a) AUTHORIZATION AND ACTION. Each Lender and each subsequent holder of any Note by its acceptance thereof, hereby designates and appoints Post Advisory as Collateral Agent hereunder and authorizes Post Advisory to take such actions as agent on its behalf and to exercise such powers as are delegated to Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such powers as are reasonably incidental thereto. Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of Collateral Agent shall be read into this Agreement or otherwise exist for Collateral Agent. In performing its functions and duties hereunder, Collateral Agent shall act solely as agent for Lenders and does not assume, nor shall be deemed to have assumed, any obligation or relationship of trust or agency with or for Loan Party or any of their Subsidiaries or Affiliates or respective successors or assigns. Collateral Agent shall not be required to take any action that exposes Collateral Agent to personal liability or that is contrary to this Agreement or applicable Laws. The appointment and authority of Collateral Agent hereunder shall terminate at the indefeasible payment in full of the Loans and related obligations.

          (b) DELEGATION OF DUTIES. Collateral Agent may execute any of its duties under any Loan Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          (c) EXCULPATORY PROVISIONS. Neither Collateral Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with the Loan Documents (except for its, their or such Person's own gross negligence or willful misconduct or, in the case of Collateral Agent, the breach of its obligations expressly set forth in this Agreement, unless such action was taken or omitted to be taken by Collateral Agent at the direction of the Required Lenders), or (ii) responsible in any manner to any of Lenders for any recitals, statements, representations or warranties made by any Loan Party contained in any Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, any Loan Document for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Loan Document or any other document furnished in connection herewith, or for any failure of any of the Loan Parties to perform their respective obligations hereunder, or for the satisfaction of any condition specified in Section 17. Collateral Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, any Loan Document, or to inspect the properties, books or records of any of the Loan Parties.

          (d) RELIANCE. Collateral Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Loan Party), independent accountants and other experts selected by Collateral Agent. Collateral Agent shall in all cases be fully justified in failing or refusing to take any action under any Loan Document or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the Required Lenders or all of Lenders, as applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by Lenders; provided, that, unless and until Collateral Agent shall have received such advice, Collateral Agent may take or refrain from taking any action, as Collateral Agent shall deem advisable and in the best interests of Lenders. Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Required Purchasers or all of Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders.

          (e) NON-RELIANCE ON COLLATERAL AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither Collateral Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by Collateral Agent or hereafter taken, including, without limitation, any review of the affairs of any Loan Party, shall be deemed to constitute any representation or warranty by Collateral Agent. Each Lender represents and warrants to Collateral Agent that it has and will, independently and without reliance upon Collateral Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Loan Parties and made its own decision to enter into this Agreement.

          (f) COLLATERAL AGENT IN ITS INDIVIDUAL CAPACITY. Collateral Agent, and each of its Affiliates may make loans to, purchase securities from, provide services to, accept deposits from and generally engage in any kind of business with any Loan Party or any Affiliate of any Loan Party as though Collateral Agent were not Collateral Agent hereunder.

          (g) SUCCESSOR COLLATERAL AGENT. Collateral Agent may, upon forty-five (45) days' notice to the Loan Parties and Lender, and Collateral Agent will, upon the direction of the Required Lenders (other than Collateral Agent, in its individual capacity), resign as Collateral Agent. If Collateral Agent shall resign, then the Required Lenders during such fifteen-day period shall appoint a successor Collateral Agent and if the Required Lenders direct Collateral Agent to resign, such direction shall include an appointment of a successor Collateral Agent. If for any reason no successor Collateral Agent is appointed by the Required Lenders during such fifteen-day period, then effective upon the expiration of such fifteen-day period, Lenders shall perform all of the duties of Collateral Agent hereunder and for all purposes shall deal directly with Lenders. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this Section 21 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement.

          (h) COLLECTIONS AND OTHER MATTERS. Collateral Agent will have the right to collect and receive all Secured Party Expenses due to Collateral Agent under this Agreement and the other Loan Documents with regard to the Notes. Collateral Agent may treat the payees of any Note as the holder thereof until written notice of the transfer thereof shall have been received by Collateral Agent in accordance with Section 20.

          (i) RIGHT TO INDEMNITY. Each Lender, in proportion to its pro rata share of the Loans, severally agrees to indemnify Collateral Agent and its officers, directors, employees, agents, attorneys, professional advisors and Affiliates, to the extent that any such Person shall not have been reimbursed by Debtors, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements and fees and disbursements of any financial advisor engaged by Collateral Agent) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Collateral Agent or such other Person in exercising the powers, rights and remedies or Collateral Agent or performing the duties of Collateral Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Collateral Agent's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. If any indemnity furnished to Collateral Agent, be insufficient or become impaired, Collateral Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

          (j) THIS ARTICLE NOT APPLICABLE TO LOAN PARTIES. This Section 21 is included in this Agreement solely for the purpose of determining certain rights as between Collateral Agent and Lenders and does not create, nor shall it give rise to, any rights in or obligations on the part of any Debtor and all rights and obligations of the Debtors (other than as specifically set forth herein) under this Agreement shall be determined by reference to the provisions of this Agreement other than this Section 21.

     22. PRIOR FINANCING DOCUMENTS. The obligations and liabilities of Debtors under the Prior Financing Agreements shall from and after the date of the REC III Loan Settlement be deemed to continue under this Agreement as the Obligations of Debtors to Collateral Agent and Lenders and shall continue to be secured by the Collateral in all cases subject to the terms and conditions of this Agreement. The security interests and liens in the Collateral securing the obligations and liabilities of the Debtors under the Prior Financing Agreements shall as of the date of the REC III Loan Settlement, continue as security interests and liens in the Collateral securing the Obligations hereunder.

     23.  MISCELLANEOUS.

          (a) SUCCESSORS AND ASSIGNS. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such parties, and all the covenants, promises and agreements in this Agreement contained by or on behalf of Debtors, Collateral Agent or Lenders shall bind and inure to the benefit of the respective successors and assigns of each party whether so expressed or not.

          (b) PARTIAL INVALIDITY. The enforceability or invalidity of any provision(s) of this Agreement shall not render any other provision(s) herein contained unenforceable or invalid.

          (c) NOTICES. All notices, requests and other communications made or given in connection with this Agreement or any of the other Loan Documents will be in writing and will be deemed to be received (i) upon personal delivery to the individual or division or department to whose attention notices to a party are to be addressed by private carrier, (ii) three (3) business days after being sent by registered or certified mail, return receipt requested or (iii) upon confirmed receipt by telecopy or e-mail with the original forwarded by first-class mail, in all cases, with charges prepaid, addressed to any Debtor, at the address set forth below, and to Collateral Agent and Lenders, at the addresses set forth below or at such other address as shall be designated by such Person in a written notice delivered to Debtors and Collateral Agent:

     To Debtors:              c/o Beverly Radiology Medical Group III
                              1510 Cotner Avenue
                              Los Angeles, California  90025
                              Attn:  Dr. Howard G. Berger
                              Facsimile:  (310) 445-2980

     To Collateral Agent:     Post Advisory Group, LLC
                              11755 Wilshire Boulevard
                              Los Angeles, CA  90025
                              Attention:  Allan Schweitzer and Larry Goldman
                              Telephone:  (310) 996-9600
                              Facsimile:  (310) 996-9669

     With copy to:            O'Melveny & Myers LLP
                              400 South Hope Street
                              Los Angeles, CA  90071
                              Attention:  Thomas W. Baxter, Esq.
                              Facsimile:  (213) 430-6570
                              E-Mail:  tbaxter@omm.com

     To a Lender:             At the address of such Lender as set forth on
                              Schedule 2 hereto

     With copy to:            O'Melveny & Myers LLP
                              400 South Hope Street
                              Los Angeles, CA  90071
                              Attention:  Thomas W. Baxter, Esq.
                              Facsimile:  (213) 430-6570
                              E-Mail:  tbaxter@omm.com

          (d) COUNTERPART; GOVERNING LAW. This Agreement may be executed, acknowledged, and delivered in any number of counterparts, each of such counterparts constituting an original but all together only one Agreement. This Agreement and any other Loan Document (unless expressly set forth therein) shall be construed and enforced in accordance with and governed by the laws of the State of California without resort to principles of conflicts of laws.

          (e) SURVIVAL. All representations, warranties, covenants and agreements of the Debtors contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement and the purchase of the Notes and shall continue in full force and effect so long as any Loan is outstanding and until payment in full of all of the Debtors' obligations hereunder or thereunder. All obligations relating to indemnification hereunder shall survive any termination of this Agreement and shall continue for the length of any applicable statute of limitations.

          (f) JURISDICTION, CONSENT TO SERVICE OF PROCESS. THE LOAN PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMIT, FOR THEMSELVES AND THEIR PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY CALIFORNIA STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE STATE OF CALIFORNIA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER PURCHASE DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH CALIFORNIA COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT

OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT COLLATERAL AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT AGAINST THE LOAN PARTIES OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION. THE LOAN PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT THEY MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT IN ANY CALIFORNIA OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 23(C) HEREOF. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

          (g) JURY TRIAL WAIVER. THE DEBTORS HEREBY IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS AGREEMENT AND AGREES THAT ANY SUCH ACTION OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

          (h) SEVERABILITY; INDEPENDENT OF COVENANTS. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

          (i) HEADINGS. Article, section and subsection headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          (j) ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement constitutes the entire understanding or agreement between Collateral Agent, Lenders and Debtors and there is no understanding or agreement, oral or written, which is not set forth herein.

               No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document to which any Debtor is party and no consent to any departure by any Debtor therefrom, shall in any event be effective without the written concurrence of Required Lenders; PROVIDED that any such amendment, modification, termination, waiver or consent that: reduces the principal amount of any of the Loans; changes in any manner the definition of "Required Lenders"; changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpones the scheduled final maturity date of any of the Loans; postpones the date on which any interest is payable; decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to Section 3; or changes in any manner the provisions contained in Section 10(a) or this paragraph shall be effective only if evidenced by a writing signed by or on behalf of all Lenders. In addition, no amendment, modification, termination or waiver of any provision
(i) of any Note shall be effective without the written concurrence of the Lender that is the holder of that Note, and (iii) of Section 21 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Collateral Agent shall be effective without the written concurrence of Collateral Agent. Any amendment, modification, termination, waiver or consent effected in accordance with this Section shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Debtor, on such Debtor.

          (k) CONSTRUCTION OF AGREEMENT; NATURE OF RELATIONSHIP. Each of the parties hereto acknowledges that (i) it has been represented by counsel in the negotiation and documentation of the terms of this Agreement, (ii) it has had full and fair opportunity to review and revise the terms of this Agreement,
(iii) this Agreement has been drafted jointly by all of the parties hereto, and
(iv) neither Collateral Agent nor any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Collateral Agent and Lenders, on one hand, and each Loan Party, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Accordingly, each of the parties hereto acknowledges and agrees that the terms of this Agreement shall not be construed against or in favor of another party.

                            [Signature pages follow]

     IN WITNESS WHEREOF, Debtors, Collateral Agent and Lenders have caused this Agreement to be duly executed as of the day and year first above written.

                                LENDERS:

                                POST OPPORTUNITY FUND, L.P.


                                By:  Post Advisory Group, LLC, its
                                     General Partner


                                     By:
                                           ------------------------------------
                                     Name: Lawrence A. Post
                                     Title:Chief Investment Officer


                                     Address: 11755 Wilshire Blvd., Suite 1400
                                     Los Angeles, CA 90025


                                POST BALANCED FUND, L.P.


                                By:  Post Advisory Group, LC, its
                                     General Partner


                                     By:
                                           ------------------------------------
                                     Name: Lawrence A. Post
                                     Title:Chief Investment Officer


                                     Address: 11755 Wilshire Blvd., Suite 1400,
                                     Los Angeles, CA 90025

                                THE OPPORTUNITY FUND LLC


                                By:  Post Advisory Group, LC, its
                                     Authorized Agent


                                     By:
                                           ------------------------------------
                                     Name: Lawrence A. Post
                                     Title:Chief Investment Officer


                                     Address: c/o Post Advisory Group, LLC,
                                     11755 Wilshire Blvd., Suite 1400,
                                     Los Angeles, CA 90025


                                SOUTH DAKOTA INVESTMENT COUNCIL


                                By:  Post Advisory Group, LC, its
                                     Authorized Agent


                                     By:
                                           ------------------------------------
                                     Name: Lawrence A. Post
                                     Title:Chief Investment Officer


                                     Address: c/o Post Advisory Group, LLC,
                                     11755 Wilshire Blvd., Suite 1400,
                                     Los Angeles, CA 90025


                                COLLATERAL AGENT:

                                POST ADVISORY GROUP, LLC


                                By:
                                     ------------------------------------------
                                     Name: Lawrence A. Post
                                     Title:Chief Investment Officer

                                DEBTORS:

                                RADNET MANAGEMENT, INC.


                                By:
                                     ------------------------------------------
                                Name:
                                     ------------------------------------------
                                Title:
                                     ------------------------------------------


                                DIAGNOSTIC IMAGING SERVICES, INC.


                                By:
                                     ------------------------------------------
                                Name:
                                     ------------------------------------------
                                Title:
                                     ------------------------------------------


                                RADNET SUB, INC.

                                By:
                                     ------------------------------------------
                                Name:
                                     ------------------------------------------
                                Title:
                                     ------------------------------------------


                                RADNET MANAGED IMAGING SERVICES, INC.


                                By:
                                     ------------------------------------------
                                Name:
                                     ------------------------------------------
                                Title:
                                     ------------------------------------------